RECEIVED

SEP 19 2008

BY: Karin

AWARD/CONTRACT	1. THIS CONTRACT IS A RATED ORDER UNDER DPAS (15 CFR 700)	RATING N/A	PAGE 1 OF 26 PAGES
2. CONTRACT (Proc. Inst. Ident.) NO. HHSO100200800059C	3. EFFECTIVE DATE Sep. 16, 2008	4. REQUISITION/PURCHASE REQUEST/PROJECT NO. RPO-08-141 / ASPR080362	
5. ISSUED BY CODE NA HHS/OS/ASPR/BARDA 330 Independence Ave. SW, Rm. G640 Washington, DC 20201	6. ADMINISTERED BY (If other than Item 5) CODE		
7. NAME AND ADDRESS OF CONTRACTOR (No., street, county, State and ZIP Code) Cleveland BioLabs, Inc. 73 High ST Buffalo, NY 14203 CODE DUNS No. 13-676-9820 FACILITY CODE	8. DELIVERY ☐ FOB ORIGIN ☒ OTHER (See below) See Article F.2.a. 9. DISCOUNT FOR PROMPT PAYMENT 10. SUBMIT INVOICES (4 copies unless otherwise specified) TO THE ADDRESS SHOWN IN ITEM 5		
11. SHIP TO/MARK FOR CODE See Block 5	12. PAYMENT WILL BE MADE BY CODE See Block 5		
13. AUTHORITY FOR USING OTHER THAN FULL AND OPEN COMPETITION: ☐ 10 U.S.C. 2304(c)( ) ☐ 41 U.S.C. 253(c)( )	14. ACCOUNTING AND APPROPRIATION DATA Appropriation 75-08-0140 Object Class 25500 CAN 1990088 FY08 $3,378,767.00		

15A. ITEM NO.	15B. SUPPLIES/SERVICES	15C. QUANTITY	15D. UNIT	15E. UNIT PRICE	15F. AMOUNT
0001	Initial Development See Section B	1	Job	$3,378,767.00	$3,378,767.00
			15G. TOTAL AMOUNT OF CONTRACT		$ 3,378,767.00

16. TABLE OF CONTENTS

(X)	SEC.	DESCRIPTION	PAGE(S)	(X)	SEC.	DESCRIPTION	PAGE(S)
		PART I - THE SCHEDULE				PART II - CONTRACT CLAUSES	
X	A	SOLICITATION/CONTRACT FORM	1	X	I	CONTRACT CLAUSES	20
X	B	SUPPLIES OR SERVICES AND PRICES/COSTS	2			PART III - LIST OF DOCUMENTS, EXHIBITS AND OTHER ATTACH.	
X	C	DESCRIPTION/SPECS./WORK STATEMENT	4	X	J	LIST OF ATTACHMENTS	25
X	D	PACKAGING AND MARKING	9			PART IV - REPRESENTATIONS AND INSTRUCTIONS	
X	E	INSPECTION AND ACCEPTANCE	9	X	K	REPRESENTATIONS, CERTIFICATIONS AND OTHER STATEMENTS OF OFFERORS	26
X	F	DELIVERIES OR PERFORMANCE	10				
X	G	CONTRACT ADMINISTRATION DATA	12		L	INSTRS., CONDS., AND NOTICES TO OFFERORS	
X	H	SPECIAL CONTRACT REQUIREMENTS	14		M	EVALUATION FACTORS FOR AWARD	

CONTRACTING OFFICER WILL COMPLETE ITEM 17 OR 18 AS APPLICABLE

17. ☒ CONTRACTOR'S NEGOTIATED AGREEMENT (Contractor is required to sign this document and return 2 copies to issuing office.) Contractor agrees to furnish and deliver all items or perform all the services set forth or otherwise identified above and on any continuation sheets for the consideration stated herein. The rights and obligations of the parties to this contract shall be subject to and governed by the following documents: (a) this award/contract, (b) the solicitation, if any, and (c) such provisions, representations, certifications, and specifications, as are attached or incorporated by reference herein. (Attachments are listed herein.)

18. ☐ AWARD (Contractor is not required to sign this document.) Your offer on Solicitation Number ________ including the additions or changes made by you which additions or changes are set forth in full above, is hereby accepted as to the terms listed above and on any continuation sheets. This award consummates the contract which consists of the following documents: (a) the Government's solicitation and your offer, and (b) this award/contract. No further contractual document is necessary.

19A. NAME AND TITLE OF SIGNER (Type or Print)		20A. NAME OF CONTRACTING OFFICER	
Jack Marhofer, CFO		David K. Beck	
19B. NAME OF CONTRACTOR BY [signature] (Signature of person authorized to sign)	19C. DATE SIGNED 9/9/08	20B. UNITED STATES OF AMERICA BY [signature] (Signature of Contracting Officer)	20C. DATE SIGNED Sep. 16, 2008

AUTHORIZED FOR LOCAL REPRODUCTION
Previous edition is usable

STANDARD FORM 26 (REV. 4/2008)
Prescribed by GSA - FAR (48 CFR) 53.214(a)

PART I - THE SCHEDULE

SECTION B - SUPPLIES OR SERVICES AND PRICES/COSTS

ARTICLE B.1. BRIEF DESCRIPTION OF SUPPLIES OR SERVICES

The purpose of the contract is to develop CBLB502, a highly purified recombinant protein derived from Salmonella flagellin, as a mitigator for acute radiation exposure.

ARTICLE B.2. ESTIMATED COST – BASE CONTRACT

a. The estimated cost of the contract is $ 3,378,767.
b. It is estimated that the amount currently allotted will cover performance of the contract through 9/15/2009.
c. Contract Line Item Numbers (CLIN):

CLIN	Base Period	Supplies/Services	Quantity (Units)	Estimated Cost
0001	9/16/2008-9/15/2009	Initial development	1 Job	$3,378,767
0002	9/16/2008-9/15/2009	Reports and Other Data Deliverables	Not Separately Priced (NSP)	NSP

ARTICLE B.3. OPTION PRICES

a. Unless the Government exercises its option pursuant to the option clause referenced in ARTICLE I.1. GENERAL CLAUSES FOR A COST-REIMBURSEMENT RESEARCH AND DEVELOPMENT CONTRACT, the contract consists only of the Base Period specified in the Statement of Work as defined in SECTIONS C and F, for the price set forth in ARTICLE B.2. of the contract.

b. Pursuant to Options for Increased Quantity (FAR Clause 52.217-7) set forth in ARTICLE I.1. GENERAL CLAUSES FOR A COST-REIMBURSEMENT RESEARCH AND DEVELOPMENT CONTRACT of the contract, the Government may, by unilateral contract modification, require the Contractor to perform the Option(s) specified in the Statement of Work as defined in SECTIONS C and F of the contract. If the Government exercises this/these option(s), notice must be given before the expiration date of the contract. Specific information regarding the time frame for this notice is set forth in the OPTION PROVISION Article in SECTION H of the contract. The estimated cost of the contract will be increased as set forth below:

OPTION
Option 1 (CLIN 0003)
Option 2 (CLIN 0004)
Option 3 (CLIN 0005)
Option 4 (CLIN 0006)
Option 5 (CLIN 0007)
Option 6 (CLIN 0008)

CLIN	Option Period	Supplies/Services	Quantity (Units)	Estimated Cost
0003	9/16/2009-10/29/2010	Facilitation of bone marrow transplantation efficacy in rescue of irradiated mice by CBLB502 treatment (including Reports and Other Data Deliverables)	1 Job	$3,735,859
	3/22/2010-	Stability Study of GMP Material (including	1 Job	$203,981

CLIN	Option Period	Supplies/Services	Quantity (Units)	Estimated Cost
0004	9/15/2011	Reports and Other Data Deliverables)		
0005	9/16/2009 - 1/13/2010	Provide regulatory documents on Phase II (extended safety) Clinical Trials (including Reports and Other Data Deliverables)	1 Job	$20,169
0006	12/11/2009 - 9/9/2011	Phase II Clinical Trial (including Reports and Other Data Deliverables)	1 Job	$5,279,817
0007	9/16/2009- 9/15/2010	Continued Program Management for Year 2 (including Reports and Other Data Deliverables)	1 Job	$321,392
0008	9/16/2010- 9/15/2011	Continued Program Management for Year 3 (including Reports and Other Data Deliverables)	1 Job	$331,298

ARTICLE B.4. PROVISIONS APPLICABLE TO DIRECT COSTS

a. **Items Unallowable**

Notwithstanding the clause, ALLOWABLE COST AND PAYMENT, incorporated in the contract, unless authorized in writing by the Contracting Officer, the costs of the following items or activities shall be unallowable as direct costs:

1. Acquisition, by purchase or lease, of any interest in real property;

2. Special rearrangement or alteration of facilities;

3. Purchase or lease of any item of general purpose office furniture or office equipment regardless of dollar value. (General purpose equipment is defined as any items of personal property which are usable for purposes other than research, such as office equipment and furnishings, pocket calculators, etc.);

4. Travel to attend general scientific meetings;

5. Foreign travel - See subparagraph b. below;

6. Consultant costs;

7. Subcontracts;

8. Research patient care costs – See Attachment 1;

9. Accountable Government property (defined as both real and personal property with an acquisition cost of $1,000 or more and a life expectancy of more than two years) and "sensitive items" (defined and listed in the Contractor's Guide for Control of Government Property, see Article G.5, paragraph a), regardless of acquisition value.

10. Printing Costs (as defined in the Government Printing and Binding Regulations).

11. Light Refreshment and Meal Expenditures. Requests to use contract funds to provide light refreshments and/or meals to either federal or nonfederal employees must be submitted to the Project Officer, with a copy to the Contracting Officer, at least six (6) weeks in advance of the event. The request shall contain the following information: (a) name, date, and location of the event at which the light refreshments and/or meals will be provided; (b) a brief description of the purpose of the event; (c) a cost breakdown of the estimated light refreshment and/or meal costs; and (d) the number of nonfederal and federal attendees receiving light refreshments and/or meals. It is unlikely that

BARDA will approve these requests since circumstances are very limited under which appropriated funds can be used for these costs.

b. **Travel Costs**

1. Domestic Travel

a. Total expenditures for domestic travel (transportation, lodging, subsistence, and incidental expenses) incurred in direct performance of the contract shall not exceed $53,686 during the base award without the prior written approval of the Contracting Officer.

b. The Contractor shall invoice and be reimbursed for all travel costs in accordance with Federal Acquisition Regulations (FAR) 31.2 – Contracts with Commercial Organizations, Subsection 31.205-46 Travel.

2. Foreign Travel. Requests for foreign travel must be submitted at least six weeks in advance and shall contain the following: (a) meeting(s) and place(s) to be visited, with costs and dates; (b) name(s) and title(s) of Contractor personnel to travel and their functions in the contract project; (c) contract purposes to be served by the travel; (d) how travel of Contractor personnel will benefit and contribute to accomplishing the contract project, or will otherwise justify the expenditure of BARDA contract funds; (e) how such advantages justify the costs for travel and absence from the project of more than one person if such are suggested; and (f) what additional functions may be performed by the travelers to accomplish other purposes of the contract and thus further benefit the project.

ARTICLE B.5. ADVANCE UNDERSTANDINGS

Other provisions of the contract notwithstanding, approval of the following items within the limits set forth is hereby granted without further authorization from the Contracting Officer.

a. Consultants. Consultant fees to be paid to the following individual(s):

Name	Maximum Rate	Total Cost for Base Period (Including Travel) NTE	Total Cost for Option 1 (Including Travel) NTE	Total Cost for Option 2 (Including Travel) NTE	Total Cost for Option 3 (Including Travel) NTE	Total Cost for Option 4 (Including Travel) NTE
RESERVED						

b. Subcontract

1. To negotiate cost-reimbursement type subcontracts with the following subcontracts at the amounts listed in the chart below. Award of the subcontracts shall not proceed without the prior written consent of the Contracting Officer upon review of the draft subcontract as required by the Subcontracts clause of the General Clauses incorporated in this contract. After written consent of the subcontract by the Contracting Officer, a copy of the signed, approved subcontract shall be provided to the Contracting Officer.

Subcontractor	Total Cost for Base Period	Total Cost for Option 1	Total Cost for Option 2	Total Cost for Option 3	Total Cost for Option 4
RESERVED					

SECTION C - DESCRIPTION/SPECIFICATIONS/WORK STATEMENT

ARTICLE C.1. STATEMENT OF WORK

Independently and not as an agent of the Government, the Contractor shall furnish all the necessary services, qualified personnel, material, equipment, and facilities, not otherwise provided by the Government as needed to perform the Statement of Work dated July 24, 2008 set forth in SECTION J-List of Attachments, attached hereto and made a part of the contract.

ARTICLE C.2. REPORTING REQUIREMENTS

a. Technical Reports

In addition to those reports required by the other terms of the contract, the Contractor shall prepare and submit the following reports in the manner stated below and in accordance with the DELIVERIES Article in SECTION F of the contract:

1. Monthly Progress Report

This report shall include a description of the activities during the reporting period, and the activities planned for the ensuing reporting period. The first reporting period consists of the first full month of performance plus any fractional part of the initial month. Thereafter, the reporting period shall consist of each calendar month.

The Contractor shall submit a Monthly Progress Report on or before the 15th Calendar day following the last day of each reporting period and shall include the following:

a) A Cover page that includes the contract number and title; the type of report and period that it covers; the Contractor's name, address, telephone number, fax number, and e-mail address; and the date of submission;

b) SECTION I-An Introduction covering the purpose and scope of the contract effort;

c) SECTION II-PROGRESS

i) SECTION II Part A: OVERALL PROGRESS-A description of overall progress;

ii) SECTION II Part B: MANAGEMENT AND ADMINISTRATIVE UPDATE-A description of all meetings, conference calls, etc. that have taken place during the reporting period. Include progress on administration and management issues (e.g. evaluating, and managing subcontractor performance);

iii) SECTION II Part C; TECHNICAL PROGRESS-For each activity, document the results of work completed and cost incurred during the period covered in relation to proposed progress, effort and budget. The report shall be in sufficient detail to explain comprehensively the results achieved. The description shall include pertinent data and/or graphs in sufficient detail to explain any significant results achieved and preliminary conclusions resulting from analysis and scientific evaluation of data accumulated to date under the contract. The report shall include a description of problems encountered and proposed corrective action; differences between planned and actual progress, why the differences have occurred and what corrective actions are planned; preliminary conclusions resulting from analysis and scientific evaluation of data accumulated to date under the project;

iv) SECTION II Part D; PROPOSED WORK- A summary of work proposed for the next reporting period; and

d) Preprints/reprints of papers and abstracts.

A Monthly Progress Report will not be required in the same month that the Quarterly or Annual Technical Progress Report is submitted.

2. Quarterly Progress Report

This report shall include a description of the activities during the reporting period, and the activities planned for the ensuing reporting period. The first reporting period consists of the first full quarter of performance plus any fractional part of the initial quarter. Thereafter, the reporting period shall consist of each calendar quarter.

The Contractor shall submit a Quarterly Progress Report on or before the 15th Calendar day following each reporting period and shall include the following:

a) A Cover page that includes the contract number and title; the type of report and period that it covers; the Contractor's name, address, telephone number, fax number, and e-mail address; and the date of submission;

b) SECTION I-An Introduction covering the purpose and scope of the contract effort;

c) SECTION II-PROGRESS

i) SECTION II Part A: OVERALL PROGRESS-A description of overall progress;

ii) SECTION II Part B: MANAGEMENT AND ADMINISTRATIVE UPDATE-A description of all meetings, conference calls, etc. that have taken place during the reporting period. Include progress on administration and management issues (e.g. evaluating, and managing subcontractor performance);

iii) SECTION II Part C; TECHNICAL PROGRESS-For each activity document the results of work completed and cost incurred during the period covered in relation to proposed progress, effort and budget. The report shall be in sufficient detail to explain comprehensively the results achieved. The description shall include pertinent data and/or graphs in sufficient detail to explain any significant results achieved and preliminary conclusions resulting from analysis and scientific evaluation of data accumulated to date under the contract. The report shall include a description of problems encountered and proposed corrective action; differences between planned and actual progress, why the differences have occurred and what corrective actions are planned; preliminary conclusions resulting from analysis and scientific evaluation of data accumulated to date under the project;

iv) SECTION II Part D; PROPOSED WORK- A summary of work proposed for the next reporting period; and

d) Preprints/reprints of papers and abstracts. A Quarterly Progress Report will not be required in the same month that the Annual Progress Report is submitted.

3. **Annual Progress Report**

This report shall include a summation of the results of the entire contract work for the period covered. An Annual Progress Report will not be required for the period when the Final Technical Report is due. Monthly and Quarterly Progress Reports shall not be submitted in the same month when an Annual Progress Report is due.

The first Annual Progress Report shall be due on or before the 15th Calendar day following the last day of the reporting period. Each Annual Progress Report (if more than one) shall include:

a) A Cover page that includes the contract number and title; the type of report and period that it covers; the Contractor's name, address, telephone number, fax number, and email address; and the date of submission;

b) SECTION I: EXECUTIVE SUMMARY - A brief overview of the work completed, and the major accomplishments achieved during the current reporting period;

c) SECTION II: PROGRESS

i) SECTION II Part A: OVERALL PROGRESS-A description of overall progress;

ii) SECTION II Part B: MANAGEMENT AND ADMINISTRATIVE UPDATE-A description of all meetings, conference calls, etc. that have taken place during the reporting period. Include progress on administration and management issues (e.g. evaluating, and managing subcontractor performance; regulatory compliance audits);

iii) SECTION II Part C: TECHNICAL PROGRESS-A detailed description of the work performed structured to follow the activities and decision gates outlined in the approved Strategic Staged Product Development Plan. The report shall include a description of anyproblems (technical or financial) that occurred or were identified during the reporting period, and how these problems were resolved;

iv) SECTION II Part D; PROPOSED WORK-A summary of work proposed for the next year period.

d) Copies of manuscripts (published and unpublished), abstracts, and any protocols or methods developed specifically under the contract during the reporting period; and

e) A summary of any inventions developed during the course of the contract.

4. **Draft Final Technical Progress Report and Final Technical Progress Report**

These report are to include a summation of the work performed and results obtained for the entire contract period of performance. This report shall be in sufficient detail to describe comprehensively the results achieved. The Draft Final Report and Final Report shall be submitted in accordance with the DELIVERIES Article in SECTION F of the contract. An Annual Progress Report will not be required for the period when the Final Technical Report is due. The Draft Final Technical Progress Report shall be submitted one hundred twenty (120) calendar days before completion date of the contract and the Final Technical Progress Report shall be submitted sixty (60) calendar days before the completion date of the contract. The report shall conform to the following format:

(a) Cover page to include the contract number, contract title, performance period covered, Contractor's name and address, telephone number, fax number, email address and submission date;

(b) SECTION I: EXECUTIVE SUMMARY-Summarize the purpose and scope of the contract effort including a summary of the major accomplishments relative to the specific activities set forth in the Statement of Work.

(c) SECTION II: RESULTS-A detailed description of the work performed, the results obtained, and the impact of the results on the scientific and/or public health community, including a listing of all manuscripts (published and in preparation) and abstracts presented during the entire period of performance, and a summary of all inventions.

<u>Draft Final Technical Progress Report</u>: The Contractor is required to submit the Draft Final Technical Progress Report to the Project Officer and Contracting Officer. This report is due 120 calendar days before the completion date of the contract. The Project Officer and Contracting Officer will review the Draft Final Technical Progress Report and provide the Contractor with comments within 45 calendar days after receipt.

<u>Final Technical Progress Report</u>: The Contractor will deliver the final version of the Final Progress Technical Report by the sixty (60) days before the completion date of the contract.

5. **Summary of Salient Results**

The Contractor shall submit, with the Final Technical Progress Report, a summary (not to exceed 200 words) of salient results achieved during the performance of the contract.

b. **Other Technical Reports**

1. **Draft Report for Clinical and Non-Clinical Studies and Final Report for Clinical and Non-Clinical Studies**

- The non-clinical and clinical trial reports shall follow the format of International Conference on Harmonization document ICH E3 "Guidelines on Structure and Content of Clinical Study Reports" (http://www.pharmacontract.ch/support/su_ich_liste.htm).
- Draft Final Reports for Clinical and Noon-Clinical Studies will be submitted to the Project Officer and Contracting Officer (CO) for review and comment no later than 15 working days after completion of analysis of study data.
- The Contracting Officer shall provide written comments within 30 working days after the submission of the Draft Final Report.
- The comprehensive Final Report for Clinical and Non-Clinical Studies will be submitted to the Contracting Officer and the Project Officer within 30 calendar days after receiving comments on the Draft Final Report for Clinical and Non-Clinical Studies from the Contracting Officer.

2. **Audit Reports**

Within thirty (30) calendar days of an audit related to conformance to FDA regulations and guidance, including adherence to GLP, GMP, or GCP guidelines, the Contractor shall provide copies of the audit report and a plan for addressing areas of nonconformance to FDA regulations and guidance for GLP, GMP or GCP guidelines as identified in the final audit report.

3. **Clinical Trial Protocols**

BARDA has a responsibility to ensure that mechanisms and procedures are in place to protect the safety of participants in BARDA-funded clinical trials. Therefore, as described in the NIAID Clinical Terms of Award (http://www.niaid.nih.gov/ncn/pdf/clinterm.pdf), the Contractor shall develop a protocol for each clinical trial and submit all protocols and protocol amendments for approval by the BARDA Project Officer. Important information regarding performing human subjects research are available at http://www3.niaid.nih.gov/healthscience/clinicalstudies/.

Any updates to technical reports are to be addressed in the Monthly, Quarterly and Annual Progress Reports. The Contractor shall advise the Project Officer or designee in writing and via electronic communication in a timely manner of any issues potentially affecting contract performance.

c. **OTHER REPORTS/DELIVERABLES**

1. **Copies of FDA Correspondence and Meeting Summaries**

Within thirty (30) calendar days of receiving correspondence or meeting with the FDA, the Contractor shall submit appropriately formatted electronic copies of the correspondence or meeting minutes/summaries to the BARDA Project Officer.

2. **Technology Transfer**

Animal Models and other technology packages developed under the contract that include complete protocols and critical reagents for animal models developed and/or improved with contract funding must be submitted at the request of the BARDA Project Officer.

3. **Institutional BioSafety Approval**

The Contractor shall provide documentation of materials submitted for Institutional Biosafety Committee Review and documentation of approval of experiments at the request of the BARDA Project Officer.

4. **Data**

The contractor shall provide raw data or specific analysis of data generated with contract funding at the request of the BARDA Project Officer.

ARTICLE C.3. INVENTION REPORTING REQUIREMENT

All reports and documentation required by FAR Clause 52.227-11, including, but not limited to, the invention disclosure report, the confirmatory license, and the Government support certification, shall be directed to the Extramural Inventions and Technology Resources Branch, OPERA, NIH, 6705 Rockledge Drive, Room 1040-A, MSC 7980, Bethesda, Maryland 20892-7980 (Telephone: 301-435-1986). In addition, (1) one copy of an annual utilization report, and a copy of the final invention statement, due on the expiration date of the contract, shall be submitted to the Contracting Officer.

Reports and documentation submitted to the Contracting Officer shall be sent to the following address:

Contracting Officer
David Beck
Biomedical Advanced Research and Development Authority
330 Independence Avenue, S.W.
Room G640
Washington, D.C. 20201

If no invention is disclosed or no activity has occurred on a previously disclosed invention during the applicable reporting period, a negative report shall be submitted to the Contracting Officer at the address listed above.

To assist contractors in complying with invention reporting requirements of the clause, "Interagency Edison," an electronic invention reporting system, has been developed. Use of Interagency Edison is encouraged as it streamlines the reporting process and greatly reduces paperwork. Access to the system is through a secure interactive Web site to ensure that all information submitted is protected. Interagency Edison and information relating

to the capabilities of the system can be obtained from the Web (http://www.iedison.gov), or by contacting the Extramural Inventions and Technology Resources Branch, OPERA, NIH.

ARTICLE C.4. REPORTING RESULTS OF CONTRACT-ACTIVITIES TO ORGANIZATIONS

If the Contractor or their subcontractor(s) are providing information on contract-supported activities to domestic/international organizations, including but not limited to the U. S. Food and Drug Administration, U.S. Department of Agriculture, U.S. Centers for Disease Control and Prevention, the World Health Organization, the World Organization for Animal Health (OIE), or UN Food and Agriculture Organization (FAO), the Contractor must simultaneously provide the information to the Project Officer.

ARTICLE C.5. MONTHLY CONFERENCE CALLS

A conference call between the Project Officer and the principal investigator shall occur monthly or as directed by the Project Officer. During this call the principal investigator will discuss the activities during the reporting period, any problems that have arisen and the activities planned for the ensuing reporting period. The first reporting period consists of the first full month of performance plus any fractional part of the initial month. Thereafter, the reporting period shall consist of each calendar month. The principal investigator may choose to include other key personnel on the conference call to give detailed updates on specific projects or this may be requested by the Project Officer.

ARTICLE C.6 PROJECT MEETINGS

The Contractor shall participate in Project Meetings to coordinate the performance of the contract, as requested by the Project Officer. These meetings may include face-to-face meetings with BARDA in Washington, D.C. and at work sites of the Contractor and its subcontractors. Such meetings may include, but are not limited to, meetings of the Contractor (and subcontractors invited by the Contractor) to discuss study designs, site visits to the Contractor's and subcontractor's facilities, and meetings with the Contractor and HHS officials to discuss the technical, regulatory, and ethical aspects of the program. The Contractor must provide data, reports, and presentations to groups of outside experts and USG personnel as required by the Project Officer in order to facilitate review of contract activities.

SECTION D - PACKAGING, MARKING AND SHIPPING

All deliverables required under the contract shall be packaged, marked and shipped in accordance with Government specifications. At a minimum, all deliverables shall be marked with the contract number and Contractor name. The Contractor shall guarantee that all required materials shall be delivered in immediate usable and acceptable condition.

SECTION E - INSPECTION AND ACCEPTANCE

a. The Contracting Officer or the duly authorized representative will perform inspection and acceptance of materials and services to be provided.

b. For the purpose of this SECTION, the designated Project Officer is the authorized representative of the Contracting Officer.

c. Inspection and acceptance will be performed at:

Biomedical Advanced Research and Development Authority
Office of the Assistant Secretary for Preparedness and Response
U. S. Department of Health and Human Services
330 Independence Avenue, S.W., Room G644
Washington, D.C. 20201

Acceptance may be presumed unless otherwise indicated in writing by the Contracting Officer or the duly authorized representative within 30 days of receipt.

d. The contract incorporates the following clause by reference, with the same force and effect as if it were given in full text. Upon request, the Contracting Officer will make its full text available.

FAR Clause **52.246-8, Inspection of Research and Development - Cost-Reimbursement** (May 2001) with **Alternate I** (Apr 1984).

SECTION F - DELIVERIES OR PERFORMANCE

ARTICLE F.1. PERIOD OF PERFORMANCE

a. The period of performance of the contract shall be from September 16, 2008 through September 15, 2009.

b. If the Government exercises its options pursuant to the OPTION PROVISION Article in Section H of the contract, the period of performance will be increased as shown in the table in Article B.3

ARTICLE F.2. DELIVERIES

Satisfactory performance of the final contract shall be deemed to occur upon successful performance of the work described in the Statement of Work Article in SECTION C of the contract and upon delivery and acceptance by the Contracting Officer, or the duly authorized representative, of the following items in accordance with the stated delivery schedule:

a. The items specified below as described in the REPORTING REQUIREMENTS Article in SECTION C of the contract. will be required to be delivered F.o.b. Destination as set forth in FAR 52.247-35, F.o.b. DESTINATION, WITHIN CONSIGNEES PREMISES (APRIL 1984), and in accordance with and by the date(s) specified below and any specifications stated in SECTION D, PACKAGING, MARKING AND SHIPPING, of the contract:

Item	Description	Quantity	Addresses	Delivery Schedule
		Technical Progress Reports		
1)	Monthly Progress Report	3 paper 2 electronic	Original hard copy and (1) electronic copy: Contracting Officer. Two (2) paper and one (1) electronic: Project Officer	The 15th calendar day of each month following the first full month of the contract award. The Monthly Progress Report will not be required on months when an Annual or Quarterly Progress Report is due.
2)	Quarterly Progress Report	3 paper 2 electronic	Same as CO and PO above	15th calendar day of the month following the end of each 3 month performance period. The Quarterly Progress Report will not be required on months when an Annual Progress Report is due.
3)	Annual Progress Report	3 paper, 2 electronic	Same as CO and PO above	15th calendar day of the month following the end of each 12 months of the performance period.
4)	Draft Final Technical Progress Report	3 paper, 2 electronic	Same as CO and PO above	120 calendar days before the completion date of the contract
5)	Final Technical Progress Report	3 paper, 2 electronic	Same as CO and PO above	On or before the expiration date of the contract
6)	Summary of Salient Results	1 paper, 1 electronic	Same as CO and PO above	On or before the expiration date of the contract

Other Technical Reports				
7)	Audit Reports	3 paper, 2 electronic	Same as CO and PO above	Within 30 Calendar days of the audit
8)	Clinical Trial Protocols	3 paper, 2 electronic	Same as CO and PO above	To be negotiated with the BARDA Project Officer and prior to IND submission or enrollment of human subjects.
9a)	Draft Clinical or Non-Clinical Study Report	3 paper, 2 electronic	Same as CO and PO above	15 Calendar days of completion of analysis of study data.
9b)	Final Clinical or Non-Clinical Study Report	3 paper, 2 electronic	Same as CO and PO above	30 Calendar days after receipt of BARDA comments.
Other Reports				
10)	Strategic Staged Product Development Plan	3 paper, 2 electronic	Same as CO and PO above	Within 14 calendar days of contract award and prior to initiation of product development activities.
11)	FDA Correspondence and Meeting Summaries	2 paper, 1 electronic	Same as PO	Within 30 calendar days of receiving correspondence or meeting with the FDA
12)	Invention Report Annual Utilization Report	2 paper, 1 electronic	1 original paper and 1 electronic to OPERA. 1 paper to CO.	Due on or before the 30th of the month following each anniversary date of the contract.
13)	Final Invention Report	2 paper, 1 electronic	Original paper and 1 electronic to OPERA. 1 paper to CO	Due on or before the completion date of the contract.
14)	Draft Security Plan	2 paper, 1 electronic	Original paper and 1 electronic to BARDA security specialist. 1 paper to CO	Within 30 calendar days of contract award
15)	Security Plan	2 paper, 1 electronic	Original paper and 1 electronic to BARDA security specialist. 1 paper to CO	30 Calendar days after receipt of BARDA comments.

b. The above items shall be addressed and delivered to:

Contracting Officer's address:

BARDA
330 Independence Avenue, S.W.
Room G640
Washington, D.C. 20201

Project Officer's address and Security specialist's address:

BARDA
330 Independence Avenue, S.W.
Room G644
Washington, D.C. 20201

Address for the Extramural Inventions and Technology Resources Branch (EITRB), Office of Biodefense Research Affairs:

OPERA
NIH
6705 Rockledge Drive
Room 1040-A
MSC 7980
Bethesda, Maryland 20892-7980

ARTICLE F.3. CLAUSES INCORPORATED BY REFERENCE, FAR 52.252-2 (FEBRUARY 1998)

The contract incorporates the following clause(s) by reference, with the same force and effect as if it were given in full text. Upon request, the Contracting Officer will make its full text available. Also, the full text of a clause may be accessed electronically at this address: http://www.acquisition.gov/comp/far/index.html

FEDERAL ACQUISITION REGULATION (48 CFR CHAPTER 1) CLAUSE:

52.242-15, Stop Work Order (August 1989) with **Alternate I** (April 1984).

SECTION G - CONTRACT ADMINISTRATION DATA

ARTICLE G.1. PROJECT OFFICER

The following Project Officer will represent the Government for the purpose of the contract:

Beryl Voigt
Project Officer
Biomedical Advanced Research and Development Authority (BARDA)
Office of the Assistant Secretary for Preparedness and Response
Department of Health and Human Services

Mailing Address:
330 Independence Avenue, SW, Room G644
Washington, DC 20201

202-205-3608 (Office)
beryl.voigt@hhs.gov

The Project Officer is responsible for: (1) monitoring the Contractor's technical progress, including the surveillance and assessment of performance and recommending to the Contracting Officer changes in requirements; (2) interpreting the Statement of Work and any other technical performance requirements; (3) performing technical evaluation as required; (4) performing technical inspections and acceptances required by the contract; and (5) assisting in the resolution of technical problems encountered during performance.

The Contracting Officer is the only person with authority to act as agent of the Government under the contract. Only the Contracting Officer has authority to: (1) direct or negotiate any changes in the Statement of Work; (2) modify or extend the period of performance; (3) change the delivery schedule; (4) authorize reimbursement to the Contractor for any costs incurred during the performance of the contract; or (5) otherwise change any terms and conditions of the contract.

The Government may unilaterally change its Project Officer designation.

ARTICLE G.2. KEY PERSONNEL, HHSAR 352.270-5 (January 2006)

The key personnel specified in the contract are considered to be essential to work performance. At least 30 days prior to diverting any of the specified individuals to other programs or contracts (or as soon as possible, if an individual must be replaced, for example, as a result of leaving the employ of the Contractor), the Contractor shall notify the Contracting Officer and shall submit comprehensive justification for the diversion or replacement request (including proposed substitutions for key personnel) to permit evaluation by the Government of the impact on performance under the contract. The Contractor shall not divert or otherwise replace any key personnel without the written consent of the Contracting Officer. The Government may modify the contract to add or delete key personnel at the request of the Contractor or Government.

(End of Clause)

The following individual is considered to be essential to the work being performed hereunder and is designated as Principal Investigator:

Name	Title
Andrei Gudkov	Chief Scientific Officer

ARTICLE G.3. INVOICE SUBMISSION

Invoice/Financing Request Instructions for Cost-Reimbursement Type Contracts are attached and made part of the contract for submission of the completion and/or final invoice(s). The Contractor shall follow the attached instructions and submission procedures specified below to meet the requirements of a "proper invoice" pursuant to FAR Subpart 32.9, Prompt Payment. Payment requests for the Completion and/or Final Invoice shall be submitted as follows: Payment requests shall be submitted as follows:

HHS/OS/ASPR/BARDA
ATTN: Contracting Officer
330 Independence Avenue. S.W.
Room G640
Washington, D.C. 20201

ARTICLE G.4. RESERVED

ARTICLE G.5. GOVERNMENT PROPERTY

a. In addition to the requirements of the clause, GOVERNMENT PROPERTY, incorporated in SECTION I of the contract, the Contractor shall comply with the provisions of HHS Publication, "Contractor's Guide for Control of Government Property," which is incorporated into the contract by reference. This document can be accessed at: http://www.hhs.gov/oamp/policies/contractors_guide_for_control_of_gov_property.pdf.
Among other issues, this publication provides a summary of the Contractor's responsibilities regarding purchasing authorizations and inventory and reporting requirements under the contract.

b. Notwithstanding the provisions outlined in the HHS Publication, "Contractor's Guide for Control of Government Property," which is incorporated in the contract in paragraph a. above, the Contractor shall use the form entitled, "Report of Government Owned, Contractor Held Property" for performing annual inventories required under the contract. This form is included as an attachment in SECTION J of the contract.

ARTICLE G.6. POST AWARD EVALUATION OF CONTRACTOR PERFORMANCE

a. Contractor Performance Evaluations

Interim and final evaluations of Contractor performance will be prepared on the contract in accordance with FAR 42.15. The final performance evaluation will be prepared at the time of completion of work. In addition to the final evaluation, an interim evaluation shall be submitted during contract performance.

Interim and final evaluations will be provided to the Contractor as soon as practicable after completion of the evaluation. The Contractor will be permitted thirty days to review the document and to submit additional information or a rebutting statement. If agreement cannot be reached between the parties, the matter will be referred to an individual one level above the Contracting Officer whose decision will be final.

Copies of the evaluations, Contractor responses, and review comments, if any, will be retained as part of the contract file, and may be used to support future award decisions.

b. Electronic Access to Contractor Performance Evaluations

Contractors that have Internet capability may access evaluations through a secure Web site for review and comment by completing the registration form that can be obtained at the following address:

http://www.ppirs.gov

The registration process requires the Contractor to identify an individual that will serve as a primary contact and who will be authorized access to the evaluation for review and comment. In addition, the Contractor will be required to identify an alternate contact who will be responsible for notifying the cognizant contracting official in the event the primary contact is unavailable to process the evaluation within the required 30-day time frame.

SECTION H - SPECIAL CONTRACT REQUIREMENTS

ARTICLE H.1. HUMAN SUBJECTS

Research involving human subjects shall not be conducted under the contract until the protocol has been approved by BARDA, written notice of such approval has been provided by the Contracting Officer, and the Contractor has provided to the Contracting Officer a properly completed "Protection of Human Subjects Assurance Identification/IRB Certification/Declaration of Exemption", Form OMB No. 0990-0263 (formerly Optional Form 310) certifying IRB review and approval of the protocol. The human subject certification can be met by submission of the Contractor's self designated form, **provided** that it contains the information required by the "Protection of Human Subjects Assurance Identification/IRB Certification/Declaration of Exemption", Form OMB No. 0990-0263 (formerly Optional Form 310).

When research involving Human Subjects will take place at collaborating sites or other performance sites, the Contractor shall obtain, and keep on file, a properly completed "Protection of Human Subjects Assurance Identification/IRB Certification/Declaration of Exemption", Form OMB No. 0990-0263 (formerly Optional Form 310) certifying IRB review and approval of the research.

ARTICLE H.2. HUMAN MATERIALS (ASSURANCE OF OHRP COMPLIANCE)

The acquisition and supply of all human specimen material (including fetal material) used under the contract shall be obtained by the Contractor in full compliance with applicable State and Local laws and the provisions of the Uniform Anatomical Gift Act in the United States, and no undue inducements, monetary or otherwise, will be offered to any person to influence their donation of human material.

The Contractor shall provide written documentation that all human materials obtained as a result of research involving human subjects conducted under the contract, by collaborating sites, or by subcontractors identified under the contract, were obtained with prior approval by the Office for Human Research Protections (OHRP) of an Assurance to comply with the requirements of 45 CFR 46 to protect human research subjects. This restriction applies to all collaborating sites without OHRP-approved Assurances, whether domestic or foreign, and compliance must be ensured by the Contractor.

Provision by the Contractor to the Contracting Officer of a properly completed "Protection of Human Subjects Assurance Identification/IRB Certification/Declaration of Exemption", Form OMB No. 0990-0263(formerly Optional Form 310), certifying IRB review and approval of the protocol from which the human materials were obtained constitutes the written documentation required. The human subject certification can be met by submission of a self

designated form, provided that it contains the information required by the "Protection of Human Subjects Assurance Identification/IRB Certification/Declaration of Exemption", Form OMB No. 0990-0263(formerly Optional Form 310).

ARTICLE H.3. RESEARCH INVOLVING HUMAN FETAL TISSUE

All research involving human fetal tissue shall be conducted in accordance with the Public Health Service Act, 42 U.S.C. 289g-1 and 289g-2. Implementing regulations and guidance for conducting research on human fetal tissue may be found at 45 CFR 46, Subpart B and http://grants1.nih.gov/grants/guide/notice-files/not93-235.html and any subsequent revisions to this NIH Guide to Grants and Contracts ("Guide") Notice.

The Contractor shall make available, for audit by the Secretary, HHS, the physician statements and informed consents required by 42 USC 289g-1(b) and (c), or ensure HHS access to those records, if maintained by an entity other than the Contractor.

ARTICLE H.4. RESEARCH INVOLVING RECOMBINANT DNA MOLECULES (Including Human Gene Transfer Research)

All research involving Recombinant DNA Molecules shall be conducted in accordance with the NIH Guidelines for Research Involving Recombinant DNA Molecules (http://www4.od.nih.gov/oba/rac/guidelines/guidelines.html) and the September 24, 2007 Notice, "Reminder of NIH Policy for Enhancing the Science, Safety, and Ethics of Recombinant DNA Research" (http://grants.nih.gov/grants/guide/notice-files/NOT-OD-07-096.html) (and any subsequent revisions to the Guide Notice) which stipulates biosafety and containment measures for recombinant DNA research and delineates critical, ethical principles and key safety reporting requirements for human gene transfer research (See Appendix M of the Guidelines). These guidelines apply to both basic and clinical research studies.

The Recombinant DNA Advisory Committee (RAC) is charged with the safety of manipulation of genetic material through the use of recombinant DNA techniques. Prior to beginning any clinical trials involving the transfer of recombinant DNA to humans, the trial must be registered with the RAC. If the contract involves new protocols that contain unique and/or novel issues, the RAC must discuss them in a public forum and then the Institutional Biosafety Committee (IBC), the Institutional Review Board (IRB), and the Project Officer and Contracting Officer must approve the protocol prior to the start of the research.

Failure to comply with these requirements may result in suspension, limitation, or termination of the contract for any work related to Recombinant DNA Research or a requirement for Contracting Officer prior approval of any or all Recombinant DNA projects under the contract. This includes the requirements of the Standing Institutional Biosafety Committee (IBC) (See http://www4.od.nih.gov/oba/IBC/IBCindexpg.htm).

As specified in Appendix M-1-C-4 of the NIH Guidelines, any serious adverse event must be reported immediately to the IRB, the IBC, the Office for Human Research Protections (if applicable), and the NIH Office for Biotechnology Activities (OBA), followed by the filing of a written report with each office/group and copies to the Project Officer and Contracting Officer. (http://www4.od.nih.gov/oba/rac/guidelines_02/Appendix_M.htm#_Toc7255836).

ARTICLE H.5. CONTINUED BAN ON FUNDING OF HUMAN EMBRYO RESEARCH

a. Pursuant to Public Law(s) cited in paragraph b., below, NIH is prohibited from using appropriated funds to support human embryo research. Contract funds may not be used for (1) the creation of a human embryo or embryos for research purposes; or (2) research in which a human embryo or embryos are destroyed, discarded, or knowingly subjected to risk of injury or death greater than that allowed for research on fetuses in utero under 45 CFR 46.204(b) and Section 498(b) of the Public Health Service Act (42 U.S.C. 289g(b)). The term "human embryo or embryos" includes any organism, not protected as a human subject under 45 CFR 46 as of the date of the enactment of this Act, that is derived by fertilization, parthenogenesis, cloning, or any other means from one or more human gametes or human diploid cells.

Additionally, in accordance with a March 4, 1997 Presidential Memorandum, Federal funds may not be used for cloning of human beings.

b.

Public Law and Section No.	Fiscal Year
P.L. 110-161, Division G, Title V, Section 509	2008

ARTICLE H.6. PRESS RELEASES

a. Pursuant to Public Law(s) cited in paragraph b., below, the Contractor shall clearly state, when issuing statements, press releases, requests for proposals, bid solicitations and other documents describing projects or programs funded in whole or in part with Federal money: (1) the percentage of the total costs of the program or project which will be financed with Federal money; (2) the dollar amount of Federal funds for the project or program; and (3) the percentage and dollar amount of the total costs of the project or program that will be financed by nongovernmental sources.

b.

Public Law and Section No.	Fiscal Year
P.L. 110-161, Division G, Title V, Section 506	2008

ARTICLE H.7. REVIEW OF PRESS RELEASES

The contractor agrees to accurately and factually represent the work conducted under the contract in all press releases. Misrepresenting contract results or releasing information that is injurious to the integrity of BARDA may be construed as improper conduct. Press releases shall be considered to include the public release of information to any medium, excluding peer-reviewed scientific publications. The contractor shall ensure that the project officer has received an advance copy of any press release related to the contract not less than four (4) working days prior to the issuance of the press release. When U.S. Government regulations require the Contractor to issue a press release within 72 hours, the BARDA review period is shortened from 4 working days to 2 calendar days.

ARTICLE H.8. PUBLICATION AND PUBLICITY

In addition to the requirements set forth in HHSAR Clause **352.270-6, Publications and Publicity** incorporated by reference in SECTION I of the contract, the Contractor shall acknowledge the support of the Biomedical Advanced Research and Development Authority whenever publicizing the work under the contract in any media by including an acknowledgment substantially as follows:

"This project has been funded in whole or in part with Federal funds from the Biomedical Advanced Research and Development Authority, Office of the Assistant Secretary for Preparedness and Response, Office of the Secretary, Department of Health and Human Services, under Contract No. HHSO100200859C."

ARTICLE H.9. REVIEW OF MANUSCRIPTS AND SCIENTIFIC MEETING ABSTRACTS

Any manuscript or scientific meeting abstract containing data generated under the contract must be submitted for BARDA Project Officer review no less than thirty (30) calendar days for manuscripts and fifteen (15) calendar days for abstracts before submission for public presentation or publication. "Publication" is defined as an issue of printed material offered for distribution or any communication or oral presentation of information. The BARDA Project Officer will review all manuscripts and abstracts in a period of time not to exceed thirty (30) calendar days for manuscripts and fifteen (15) calendar days for abstract from receipt, and provide comments.

ARTICLE H.10. PROVISION OF PUBLICATIONS AND ABSTRACTS – CONTAINING DATA OR INFORMATION GENERATED WITH CONTRACT RESOURCES

The Contractor is responsible for:

1. Notifying the BARDA Project Officer within 1 week of knowledge of its acceptance of a publication and a tentative timeframe for publication (if known).
2. Notifying the BARDA Project Officer within 1 week of knowledge of the acceptance of an Abstract for presentation.

ARTICLE H.11. CONFIDENTIAL TREATMENT OF GOVERNMENT SENSITIVE/PROPRIETARY INFORMATION

The Government has determined that some information/data that the Contractor will be provided by the Government or a third party during performance of the contract may be of a sensitive/proprietary nature. The Contractor shall guarantee strict confidentiality of the information/data that is provided by the Government during the performance of the contract. Similarly, the Government may determine that data/information generated under the contract at the Government's request is deemed to be sensitive/proprietary. The rights and obligations of the parties with respect to such information shall be governed by the following terms:

Sensitive/Proprietary Information For the purposes of this Agreement, "Sensitive/Proprietary Information" refers to data/information of any kind which is disclosed by the Government or a third party to the Contractor, or that is generated at the request of the Government with the consent of the Contractor and deemed by the Government to be "Sensitive/Proprietary Information". Such data shall be treated as "Confidential" and will be identified with the appropriate marking. The Government shall identify, in advance of the initiation of the requested activity, the data types and datasets that would be considered to be Sensitive/Proprietary Information. In the event that sensitive/proprietary information is provided visually or orally, obligations of confidentiality shall attach only to that information which is identified as "Confidential" at the time of disclosure.

Limitations on use The Contractor shall use the Government's sensitive/proprietary information solely for the purposes of the Contract. It is agreed by the Government and the Contractor that the disclosure of Sensitive/Proprietary Information shall not be construed as granting any right or license with respect to such information except as set forth herein or in a duly executed license agreement.

In order to protect against the inadvertent disclosure of Confidential Information as it is described in 352.224-70 (a) it is understood by both parties the following action will be taken:

(A) The Contractor agrees not to disclose in any publication/presentation any Confidential Information (as defined in 352.224-70 (a)).

(B) All proposed publications by the contractor and any reports/material/data developed under the Contract will be submitted to appropriate academic publications or presented at academic conferences; however, disclosure of Sensitive/Proprietary information or data, in whole or in part, generated by the Contractor at the request of the Government can only be made after the Contractor receives prior written approval from the Contracting Officer. Whenever the Contractor is uncertain with regard to the proper handling of information/data under the contract, the Contractor shall obtain a written determination from the Contracting Officer.

ARTICLE H.12. NEEDLE EXCHANGE

a. Pursuant to Public Law(s) cited in paragraph b., below, contract funds shall not be used to carry out any program of distributing sterile needles or syringes for the hypodermic injection of any illegal drug.

b.

Public Law and Section No.	Fiscal Year
P.L. 110-161, Division G, Title V, Section 505	2008

ARTICLE H.13. ANTI-LOBBYING

a. Pursuant to Public Law(s) cited in paragraph c., below, contract funds shall only be used for normal and recognized executive-legislative relationships. Contract funds shall not be used, for publicity or propaganda purposes; or for the preparation, distribution, or use of any kit, pamphlet, booklet, publication, radio, television, or video presentation designed to support or defeat legislation pending before the Congress or any State legislature, except in presentation to the Congress or any State legislature itself.

b. Contract funds shall not be used to pay salary or expenses of the Contractor or any agent acting for the contractor, related to any activity designed to influence legislation or appropriations pending before the Congress or any State legislature.

c.

Public Law and Section No.	Fiscal Year
P.L. 110-161, Division G, Title V, Section 503	2008

ARTICLE H.14. ANIMAL WELFARE

All research involving live, vertebrate animals shall be conducted in accordance with the Public Health Service Policy on Humane Care and Use of Laboratory Animals. This policy may be accessed at: http://grants1.nih.gov/grants/olaw/references/phspol.htm .

ARTICLE H.15. RESTRICTION FROM USE OF LIVE VERTEBRATE ANIMALS

Under governing policy, Federal funds administered by the Public Health Service (PHS) shall not be expended for research involving live vertebrate animals without prior approval by the Office of Laboratory Animal Welfare (OLAW), of **a valid Institutional Animal Care and Use Committee (IACUC) approval.** This restriction applies to all performance sites (e.g. collaborating institutions, subcontractors, subgrantees) without OLAW-approved assurances, whether domestic or foreign.

ARTICLE H.16. OPTION PROVISION

Unless the Government exercises its option pursuant to the Option Clause set forth in ARTICLE I.1., the contract will consist only of the Base Period of the Statement of Work as defined in Sections C and F of the contract. Pursuant to FAR Clause 52.217-7, Option for Increased Quantity-Separately Priced Line Item, set forth in ARTICLE I.1. of the contract, the Government may, by unilateral contract modification, require the Contractor to perform additional options set forth in the Statement of Work and also defined in Sections C and F of the contract. If the Government exercises this option, notice must be given at least 60 days prior to the expiration date of the contract and the estimated cost of the contract will be increased as set forth in the OPTION PRICES in Article B.3 in SECTION B of the contract.

ARTICLE H.17. SUBCONTRACTING PROVISIONS

Reserved

ARTICLE H.18. SALARY RATE LIMITATION LEGISLATION PROVISIONS

a. Pursuant to the P.L.(s) cited in paragraph b., below, no BARDA Fiscal Year funds may be used to pay the direct salary of an individual through the contract at a rate in excess of the applicable amount shown or the applicable Executive Level for the fiscal year covered. Direct salary is exclusive of fringe benefits, overhead activities. Direct salary (or institutional base salary) excludes any income that an individual may be permitted to earn outside of duties to the Contractor. The annual salary rate limitation also applies to individuals proposed under subcontracts. It does not apply to fees paid to consultants. If this is a multiple year contract, it may be subject to unilateral modifications by the Government if an individual's salary rate used to establish contract funding exceeds any salary rate limitation subsequently established in future HHS appropriation acts.

b.

Public Law and Section No.	Fiscal Year	Dollar Amount of Salary Limitation
P.L. 110-161, Division G, Title II, Section 203	2008	Executive Level I**

***The Executive Level I rate is $191,300 and will remain at that rate until it is revised.*

c. Payment of direct salaries is limited to the Executive Level I rate which was in effect on the date(s) the expense was incurred.

ARTICLE H.19. ENERGY STAR REQUIREMENTS

Executive Order 13123, "Greening the Government Through Efficient Energy Management" and FAR 23.203 require that when Federal Agencies acquire energy using products, they select, where life-cycle cost-effective, and available, ENERGY STAR® or other energy efficient products.

Unless the Contracting Officer determines otherwise, all energy-using products acquired under the contract must be either an ENERGY STAR® or other energy efficient product designated by the Department of Energy's Federal Energy Management Program (FEMP).

For more information about ENERGY STAR® see http://www.energystar.gov/
For more information about FEMP see http://www.eere.energy.gov/

ARTICLE H.20. REPORTING MATTERS INVOLVING FRAUD, WASTE AND ABUSE

Anyone who becomes aware of the existence or apparent existence of fraud, waste and abuse in NIH funded programs is encouraged to report such matters to the HHS Inspector General's Office in writing or on the Inspector General's Hotline. The toll free number is **1-800-HHS-TIPS (1-800-447-8477).** All telephone calls will be handled confidentially. The e-mail address is **Htips@os.dhhs.gov** and the mailing address is:

Office of Inspector General
Department of Health and Human Services
TIPS HOTLINE
P.O. Box 23489
Washington, D.C. 20026

ARTICLE H.21. HOTEL AND MOTEL FIRE SAFETY ACT OF 1990 (P.L. 101-391)

Pursuant to Public Law 101-391, no Federal funds may be used to sponsor or fund in whole or in part a meeting, convention, conference or training seminar that is conducted in, or that otherwise uses the rooms, facilities, or services of a place of public accommodation that do not meet the requirements of the fire prevention and control guidelines as described in the Public Law. This restriction applies to public accommodations both foreign and domestic.

Public accommodations that meet the requirements can be accessed at: http://www.usfa.fema.gov/hotel/index.htm .

ARTICLE H.22. PROHIBITION ON CONTRACTOR INVOLVEMENT WITH TERRORIST ACTIVITIES

The Contractor acknowledges that U.S. Executive Orders and Laws, including but not limited to E.O. 13224 and P.L. 107-56, prohibit transactions with, and the provision of resources and support to, individuals and organizations associated with terrorism. It is the legal responsibility of the Contractor to ensure compliance with these Executive Orders and Laws. This clause must be included in all subcontracts issued under the contract.

ARTICLE H.23. CONSTITUTION DAY

Each educational institution that receives Federal funds for a fiscal year shall hold an educational program on the United States Constitution on September 17 of such year for the students serviced by the educational institution in accordance with Public Law 108-447.

ARTICLE H.24. BIOSAFETY IN MICROBIOLOGICAL AND BIOMEDICAL LABORATORIES (BMBL)

All research under the contract must adhere to the recommendations, practices and procedures as specified in the current version of the Biosafety in Microbiological and Biomedical Laboratories (BMBL) guidelines.

http://www.cdc.gov/od/ohs/biosfty/bmbl5/bmbl5toc.htm

PART II - CONTRACT CLAUSES

SECTION I - CONTRACT CLAUSES

ARTICLE I.1 GENERAL CLAUSES FOR A COST-REIMBURSEMENT RESEARCH AND DEVELOPMENT CONTRACT

The contract incorporates the following clauses by reference, with the same force and effect as if they were given in full text. Upon request, the Contracting Officer will make their full text available. Also, the full text of a clause may be accessed electronically at this address: http://www.acquisition.gov/.

a. FEDERAL ACQUISITION REGULATION (FAR) (48 CFR CHAPTER 1) CLAUSES:

FAR CLAUSE NO.	DATE	TITLE
52.202-1	Jul 2004	Definitions *(Over $100,000)*
52.203-3	Apr 1984	Gratuities *(Over $100,000)*
52.203-5	Apr 1984	Covenant Against Contingent Fees *(Over $100,000)*
52.203-6	Sep 2006	Restrictions on Subcontractor Sales to the Government *(Over $100,000)*
52.203-7	Jul 1995	Anti-Kickback Procedures *(Over $100,000)*
52.203-8	Jan 1997	Cancellation, Rescission, and Recovery of Funds for Illegal or Improper Activity *(Over $100,000)*
52.203-10	Jan 1997	Price or Fee Adjustment for Illegal or Improper Activity *(Over $100,000)*
52.203-12	Sep 2007	Limitation on Payments to Influence Certain Federal Transactions *(Over $100,000)*
52.204-4	Aug 2000	Printed or Copied Double-Sided on Recycled Paper *(Over $100,000)*
52.204-7	Apr 2008	Central Contractor Registration
52.204-10	Sep 2007	Reporting Subcontract Awards *($500,000,000 or more)*
52.209-6	Sep 2006	Protecting the Government's Interests When Subcontracting With Contractors Debarred, Suspended, or Proposed for Debarment *(Over $30,000)*
52.215-2	Jun 1999	Audit and Records - Negotiation *(Over $100,000)*
52.215-8	Oct 1997	Order of Precedence - Uniform Contract Format
52.215-10	Oct 1997	Price Reduction for Defective Cost or Pricing Data *(Over $650,000)*
52.215-12	Oct 1997	Subcontractor Cost or Pricing Data *(Over $650,000)*
52.215-14	Oct 1997	Integrity of Unit Prices *(Over $100,000)*
52.215-15	Oct 2004	Pension Adjustments and Asset Reversions
52.215-18	Jul 2005	Reversion or Adjustment of Plans for Post-Retirement Benefits (PRB) other than Pensions
52.215-19	Oct 1997	Notification of Ownership Changes
52.215-21	Oct 1997	Requirements for Cost or Pricing Data or Information Other Than Cost or Pricing Data – Modifications
52.216-7	Dec 2002	Allowable Cost and Payment
52.216-11	Apr 1984	Cost Contract - No Fee
52.217-7	Mar 1989	Option for Increased Quantity-Separately Priced Line Item *(Insert "the time period stated in the OPTION PROVISION article in Section H of the contract")*
52.219-8	May 2004	Utilization of Small Business Concerns *(Over $100,000)*
52.219-16	Jan 1999	Liquidated Damages - Subcontracting Plan *(Over $550,000, $1,000,000 for Construction)*
52.222-2	Jul 1990	Payment for Overtime Premium *(Over $100,000) (Note: The dollar amount in paragraph (a) of this clause is $0 unless otherwise specified in the contract.)*
52.222-3	Jun 2003	Convict Labor
52.222-21	Feb 1999	Prohibition of Segregated Facilities
52.222-26	Mar 2007	Equal Opportunity
52.222-35	Sep 2006	Equal Opportunity for Special Disabled Veterans, Veterans of the

FAR CLAUSE NO.	DATE	TITLE
		Vietnam Era, and Other Eligible Veterans *(Over $100,000)*
52.222-36	Jun 1998	Affirmative Action for Workers with Disabilities
52.222-37	Sep 2006	Employment Reports on Special Disabled Veterans, Veterans of the Vietnam Era, and Other Eligible Veterans *(Over $100,000)*
52.222-50	Aug 2007	Combating Trafficking in Persons
52.223-6	May 2001	Drug-Free Workplace
52.223-14	Aug 2003	Toxic Chemical Release Reporting *(Over $100,000)*
52.225-1	Jun 2003	Buy American Act – Supplies
52.225-13	Jun 2008	Restrictions on Certain Foreign Purchases
52.227-1	Dec 2007	Authorization and Consent, Alternate I (Apr 1984)
52.227-2	Dec 2007	Notice and Assistance Regarding Patent and Copyright Infringement *(Over $100,000)*
52.227-11	Dec 2007	Patent Rights - Ownership by the Contractor *(Note: In accordance with FAR 27.303(b)(2), paragraph (f) is modified to include the requirements in FAR 27.303(b)(2)(i) through (iv). The frequency of reporting in (i) is annual.)*
52.227-14	Dec 2007	Rights in Data – General
52.232-9	Apr 1984	Limitation on Withholding of Payments
52.232-20	Apr 1984	Limitation of Cost
52.232-23	Jan 1986	Assignment of Claims
52.232-25	Oct 2003	Prompt Payment, Alternate I (Feb 2002)
52.232-33	Oct 2003	Payment by Electronic Funds Transfer--Central Contractor Registration
52.233-1	Jul 2002	Disputes
52.233-3	Aug 1996	Protest After Award, Alternate I (Jun 1985)
52.233-4	Oct 2004	Applicable Law for Breach of Contract Claim
52.242-1	Apr 1984	Notice of Intent to Disallow Costs
52.242-3	Mar 2001	Penalties for Unallowable Costs
52.242-4	Jan 1997	Certification of Final Indirect Costs
52.242-13	Jul 1995	Bankruptcy *(Over $100,000)*
52.243-2	Aug 1987	Changes-Cost Reimbursement, Alternate V (Apr 1984)
52.244-2	Jun 2007	Subcontracts, Alternate I (June 2007)
52.244-5	Dec 1996	Competition in Subcontracting *(Over $100,000)*
52.244-6	Mar 2007	Subcontracts for Commercial Items
52.245-1	Jun 2007	Government Property
52.245-9	Jun 2007	Use and Charges
52.246-23	Feb 1997	Limitation of Liability *(Over $100,000)*
52.249-6	May 2004	Termination (Cost-Reimbursement)
52.253-1	Jan 1991	Computer Generated Forms

b. DEPARTMENT OF HEALTH AND HUMAN SERVICES ACQUISITION REGULATION (HHSAR) (48 CFR CHAPTER 3) CLAUSES:

HHSAR CLAUSE NO.	DATE	TITLE
352.202-1	Jan 2006	Definitions – with Alternate paragraph (h) (Jan 2006)
352.216-72	Jan 2006	Additional Cost Principles
352.228-7	Dec 1991	Insurance - Liability to Third Persons
352.232-9	Jan 2006	Withholding of Contract Payments
352.233-70	Jan 2006	Litigation and Claims
352.242-71	Apr 1984	Final Decisions on Audit Findings
352.249-14	Jan 2006	Excusable Delays
352.270-5	Jan 2006	Key Personnel
352.270-6	Jan 2006	Publications and Publicity

HHSAR CLAUSE NO.	DATE	TITLE
352.270-10	Jan 2006	Anti-Lobbying *(Over $100,000)*

[End of GENERAL CLAUSES].

ARTICLE I.2 AUTHORIZED SUBSTITUTION OF CLAUSES

(Reserved)

ARTICLE I.3. ADDITIONAL CONTRACT CLAUSES

The contract incorporates the following clauses by reference, with the same force and effect, as if they were given in full text. Upon request, the Contracting Officer will make their full text available.

a. FEDERAL ACQUISITION REGULATION (FAR) (48 CFR CHAPTER 1) CLAUSES

2. FAR Clause **52.203-14, Display of Hotline Poster(s)** (December 2007)

3. FAR Clause **52.219-4, Notice of Price Evaluation Preference for HUBZone Small Business Concerns** (July 2005).

   "(c) Waiver of evaluation preference.....
   [ ] Offeror elects to waive the evaluation preference."

4. FAR Clause **52.219-25, Small Disadvantaged Business Participation Program--Disadvantaged Status and Reporting** (April 2008).

5. FAR Clause **52.219-28, Post-Award Small Business Program Representation** (June 2007).

6. FAR Clause **52.227-16, Additional Data Requirements** (June 1987).

7. FAR Clause **52.227-17, Rights in Data--Special Works** (December 2007).

8. FAR Clause **52.230-2, Cost Accounting Standards** (April 1998).

9. FAR Clause **52.230-6, Administration of Cost Accounting Standards** (April 2005).

b. *DEPARTMENT OF HEALTH AND HUMAN SERVICES ACQUISITION REGULATION (HHSAR) (48 CHAPTER 3) CLAUSES:*

1. HHSAR Clause **352.223-70, Safety and Health** (January 2006).
2. HHSAR Clause **352.224-70, Confidentiality of Information** (January 2006).
3. HHSAR Clause **352.270-7, Paperwork Reduction Act** (January 2006).
4. HHSAR Clause **352.270-8(b), Protection of Human Subjects** (January 2006).
5. HHSAR Clause **352.270-9(b), Care of Live Vertebrate Animals** (January 2006).

ARTICLE I.4. ADDITIONAL FAR CONTRACT CLAUSES INCLUDED IN FULL TEXT

The contract incorporates the following clauses in full text.

FEDERAL ACQUISITION REGULATION (FAR)(48 CFR CHAPTER 1)CLAUSES:

a. FAR Clause **52.222-39, Notification Of Employee Rights Concerning Payment Of Union Dues Or Fees** (December 2004)

(a) Definition. As used in this clause --

United States means the 50 States, the District of Columbia, Puerto Rico, the Northern Mariana Islands, American Samoa, Guam, the U.S. Virgin Islands, and Wake Island.

(b) Except as provided in paragraph (e) of this clause, during the term of the contract, the Contractor shall post a notice, in the form of a poster, informing employees of their rights concerning union membership and payment of union dues and fees, in conspicuous places in and about all its plants and offices, including all places where notices to employees are customarily posted. The notice shall include the following information (except that the information pertaining to National Labor Relations Board shall not be included in notices posted in the plants or offices of carriers subject to the Railway Labor Act, as amended (45 U.S.C. 151-188)).

Notice to Employees

Under Federal law, employees cannot be required to join a union or maintain membership in a union in order to retain their jobs. Under certain conditions, the law permits a union and an employer to enter into a union-security agreement requiring employees to pay uniform periodic dues and initiation fees. However, employees who are not union members can object to the use of their payments for certain purposes and can only be required to pay their share of union costs relating to collective bargaining, contract administration, and grievance adjustment.

If you do not want to pay that portion of dues or fees used to support activities not related to collective bargaining, contract administration, or grievance adjustment, you are entitled to an appropriate reduction in your payment. If you believe that you have been required to pay dues or fees used in part to support activities not related to collective bargaining, contract administration, or grievance adjustment, you may be entitled to a refund and to an appropriate reduction in future payments.

For further information concerning your rights, you may wish to contact the National Labor Relations Board (NLRB) either at one of its Regional offices or at the following address or toll free number:

National Labor Relations Board
Division of Information
1099 14th Street, N.W.
Washington, DC 20570
1-866-667-6572
1-866-316-6572 (TTY)

To locate the nearest NLRB office, see NLRB's website at http://www.nlrb.gov .

(c) The Contractor shall comply with all provisions of Executive Order 13201 of February 17, 2001, and related implementing regulations at 29 CFR part 470, and orders of the Secretary of Labor.

(d) In the event that the Contractor does not comply with any of the requirements set forth in paragraphs (b), (c), or (g), the Secretary may direct that the contract be cancelled, terminated, or

suspended in whole or in part, and declare the Contractor ineligible for further Government contracts in accordance with procedures at 29 CFR part 470, Subpart B--Compliance Evaluations, Complaint Investigations and Enforcement Procedures. Such other sanctions or remedies may be imposed as are provided by 29 CFR part 470, which implements Executive Order 13201, or as are otherwise provided by law.

(e) The requirement to post the employee notice in paragraph (b) does not apply to--
(1)Contractors and subcontractors that employ fewer than 15 persons;

(2)Contractor establishments or construction work sites where no union has been formally recognized by the Contractor or certified as the exclusive bargaining representative of the Contractor's employees;

(3) Contractor establishments or construction work sites located in a jurisdiction named in the definition of the United States in which the law of that jurisdiction forbids enforcement of union-security agreements;

(4)Contractor facilities where upon the written request of the Contractor, the Department of Labor Deputy Assistant Secretary for Labor-Management Programs has waived the posting requirements with respect to any of the Contractor's facilities if the Deputy Assistant Secretary finds that the Contractor has demonstrated that--

(i) The facility is in all respects separate and distinct from activities of the Contractor related to the performance of a contract; and

(ii) Such a waiver will not interfere with or impede the effectuation of the Executive order; or

(5) Work outside the United States that does not involve the recruitment or employment of workers within the United States.

(f) The Department of Labor publishes the official employee notice in two variations; one for contractors covered by the Railway Labor Act and a second for all other contractors. The Contractor shall--

(1) Obtain the required employee notice poster from the Division of Interpretations and Standards, Office of Labor-Management Standards, U.S. Department of Labor, 200 Constitution Avenue, NW, Room N-5605, Washington, DC 2021, or from any field office of the Department's Office of Labor-Management Standards or Office of Federal Contract Compliance Programs;

(2) Download a copy of the poster from the Office of Labor-Management Standards website at http://www.olms.dol.gov ; or

(3) Reproduce and use exact duplicate copies of the Department of Labor's official poster.

(g) The Contractor shall include the substance of this clause in every subcontract or purchase order that exceeds the simplified acquisition threshold, entered into in connection with the contract, unless exempted by the Department of Labor Deputy Assistant Secretary for Labor-Management Programs on account of special circumstances in the national interest under authority of 29 CFR 470.3(c). For indefinite quantity subcontracts, the Contractor shall include the substance of this clause if the value of orders in any calendar year of the subcontract is expected to exceed the simplified acquisition threshold. Pursuant to 29 CFR part 470, Subpart B--Compliance Evaluations, Complaint Investigations and Enforcement Procedures, the Secretary of Labor may direct the Contractor to take such action in the enforcement of these regulations, including the imposition of sanctions for noncompliance with respect to any such subcontract or purchase order. If the Contractor becomes involved in litigation with a subcontractor or vendor, or is threatened with such involvement, as a result of such direction,

the Contractor may request the United States, through the Secretary of Labor, to enter into such litigation to protect the interests of the United States.

(End of Clause)

b. FAR Clause **52.247-67, Submission of Transportation Documents for Audit** (February 2006).

(a) The Contractor shall submit to the address identified below, for prepayment audit, transportation documents on which the United States will assume freight charges that were paid--

(1) By Contractor under a cost-reimbursement contract; and
(2) By a first-tier subcontractor under a cost-reimbursement subcontract thereunder.

(b) Cost-reimbursement Contractors shall only submit for audit those bills of lading with freight shipment charges exceeding $100. Bills under $100 shall be retained on-site by the Contractor and made available for on-site audits. This exception only applies to freight shipment bills and is not intended to apply to bills and invoices for any other transportation services.

(c) Contractors shall submit the above referenced transportation documents to--
David Beck
Contracting Officer
Biomedical Advanced Research and Development Authority
Room G640
330 Independence Avenue, S.W.
Washington, D.C. 20201

PART III - LIST OF DOCUMENTS, EXHIBITS AND OTHER ATTACHMENTS

SECTION J - LIST OF ATTACHMENTS

The following documents are attached and incorporated in the contract:

1. Research Patient Care Costs

Research Patient Care Costs, 1 page.

2. Invoice Instructions

Invoice Instructions, 2 pages

3. Inclusion Enrollment Report

Inclusion Enrollment Report, 5/01 (Modified OAMP: 10/01), 1 page..

4. Company Security Plan Template

Company Security Plan Template, 13 pages.

5. Report of Government Owned, Contractor Held Property

Report of Government Owned, Contractor Held Property, 1 page. Located at: http://rcb.cancer.gov/rcb-internet/forms/Govt-Owned-Prop.pdf

6. Statement of Work

Statement of Work, dated July 24, 2008, 8 pages.

PART IV - REPRESENTATIONS AND INSTRUCTIONS

SECTION K - REPRESENTATIONS AND CERTIFICATIONS

The following documents are incorporated by reference in the contract:

1. Annual Representations and Certifications completed and located at the Online Representations and Certifications Application (ORCA) website.
2. Representations and Certifications, dated April 17, 2008.
3. Human Subjects Assurance Identification Number (PENDING)
4. Animal Welfare Assurance Number (PENDING)

END of the SCHEDULE

(CONTRACT)

Attachment 1

Research Patient Care Costs

(a) Research patient care costs are the costs of routine and ancillary services provided to patients participating in research programs described in this contract.

(b) Research patient care costs shall be computed in a manner consistent with the principles and procedures used by the Medicare Program for determining the part of Medicare reimbursement based on reasonable costs. The Diagnostic Related Group (DRG) prospective reimbursement method used to determine the remaining portion of Medicare reimbursement shall not be used to determine research patient care costs. Research patient care rates or amounts shall be established by the Secretary of HHS or his/her duly authorized representative.

(c) Prior to submitting an invoice for researchpatient care costs under this contract, the contractor must make every reasonable effort to obtain third party payment, where third party payors (including Government agencies) are authorized or are under a legal obligation to pay all or a portion of the charges incurred under this contract for patient care.

(d) The contractor must maintain adequate procedures to identify those research patients participating in this contract who are eligible for third party reimbursement.

(e) Only those charges not recoverable from third party payors or patients and which are consistent with the terms and conditions of the contract are chargeable to this contract.

Attachment 2

INVOICE/FINANCING REQUEST INSTRUCTIONS FOR COST-REIMBURSEMENT TYPE CONTRACTS

General: The contractor shall submit claims for reimbursement in the manner and format described herein and as illustrated in the sample invoice/financing request.

Format: Standard Form 1034, "Public Voucher for Purchases and Services Other Than Personal," and Standard Form 1035, "Public Voucher for Purchases and Services Other Than Personal-- Continuation Sheet," or reproduced copies of such forms marked ORIGINAL should be used to submit claims for reimbursement. In lieu of SF-1034 and SF-1035, claims may be submitted on the payee's letter-head or self-designed form provided that it contains the information shown on the sample invoice/financing request.

Number of Copies: As indicated in the Invoice Submission Clause in the contract.

Frequency: Invoices/financing requests submitted in accordance with the Payment Clause shall be submitted monthly unless otherwise authorized by the Contracting Officer.

Cost Incurrence Period: Costs incurred must be within the contract performance period or covered by precontract cost provisions.

Billing of Costs Incurred: If billed costs include: (l) costs of a prior billing period, but not previously billed; or (2) costs incurred during the contract period and claimed after the contract period has expired, the amount and month(s) in which such costs were incurred shall be cited.

Contractor's Fiscal Year: Invoices/financing requests shall be prepared in such a manner that costs claimed can be identified with the contractor's fiscal year.

Currency: When payments are made in a currency other than United States dollars, billings on the contract shall be expressed, and payment by the United States Government shall be made, in that other currency at amounts coincident with actual costs incurred. Currency fluctuations may not be a basis of gain or loss to the contractor. Notwithstanding the above, the total of all invoices paid under this contract may not exceed the United States dollars authorized.

Costs Requiring Prior Approval: Costs requiring the Contracting Officer's approval, which are not set forth in an Advance Understanding in the contract shall be so identified. In addition, any cost set forth in an Advance Understanding shall be shown as a separate line item on the request.

Invoice/Financing Request Identification: Each invoice/financing request shall be identified as either:

(a) Interim Invoice/Contract Financing Request — These are interim payment requests submitted during the contract performance period.

(b) Completion Invoice — The completion invoice is submitted promptly upon completion of the work but no later than one year from the contract completion date, or within 120 days after settlement of the final indirect cost rates covering the year in which this contract is physically complete (whichever date is later). The completion invoice should be submitted when all costs have been assigned to the contract and all performance provisions have been completed.

(c) Final Invoice — A final invoice may be required after the amounts owed have been settled between the Government and the contractor (e.g., resolution of all suspensions and audit exceptions).

Preparation and Itemization of the Invoice/Financing Request: The contractor shall furnish the information set forth in the explanatory notes below. These notes are keyed to the entries on the sample invoice/financing request.

(a) Designated Billing Office Name and Address — Enter the designated billing office name and address, identified in the Invoice Submission Clause of the contract, on all copies of the invoice/financing request.

(b) Invoice/Financing Request Number — Insert the appropriate serial number of the invoice/financing request.

(c) Date Invoice/Financing Request Prepared — Insert the date the invoice/financing request is prepared.

(d) Contract Number and Date — Insert the contract number and the effective date of the contract.

(e) Payee's Name and Address — Show the contractor's name (as it appears in the contract), correct address, and the title and phone number of the responsible official to whom payment is to be sent. When an approved assignment has been made by the contractor, or a different payee has been designated, then insert the name and address of the payee instead of the contractor.

(f) Total Estimated Cost of Contract — Insert the total estimated cost of the contract, exclusive of fixed-fee. For incrementally funded contracts, enter the amount currently obligated and available for payment.

(g) Total Fixed-Fee — Insert the total fixed-fee (where applicable). For incrementally funded contracts, enter the amount currently obligated and available for payment.

(h) Billing Period — Insert the beginning and ending dates (month, day, and year) of the period in which costs were incurred and for which reimbursement is claimed.

(i) Amount Billed for Current Period — Insert the amount billed for the major cost elements, adjustments, and adjusted amounts for the period.

(j) Cumulative Amount from Inception — Insert the cumulative amounts billed for the major cost elements and adjusted amounts claimed during this contract.

(k) Direct Costs — Insert the major cost elements. For each element, consider the application of the paragraph entitled "Costs Requiring Prior Approval" on page 1 of these instructions.
(1) Direct Labor — Include salaries and wages paid (or accrued) for direct performance of the contract.
(2) Fringe Benefits — List any fringe benefits applicable to direct labor and billed as a direct cost. Fringe benefits included in indirect costs should not be identified here.
(3) Accountable Personal Property — Include permanent research equipment and general purpose equipment having a unit acquisition cost of $1,000 or more and having an expected service life of more than two years, and sensitive property regardless of cost (see the DHHS Contractor's Guide for Control of Government Property). Show permanent research equipment separate from general purpose equipment. Prepare and attach Form HHS-565, "Report of Accountable Property," in accordance with the following instructions:
List each item for which reimbursement is requested. A reference shall be made to the following (as applicable):
- The item number for the specific piece of equipment listed in the Property Schedule.
- Be preceded by an asterisk (*) if the equipment is below the approval level.
Further itemization of invoices/financing requests shall only be required for items having specific limitations set forth in the contract.
(4) Materials and Supplies — Include equipment with unit costs of less than $1,000 or an expected service life of two years or less, and consumable material and supplies regardless of amount.
(5) Premium Pay — List remuneration in excess of the basic hourly rate.
(6) Consultant Fee — List fees paid to consultants. Identify consultant by name or category, as well as the effort (i.e., number of hours, days, etc.) and rate being billed.
(7) Travel — Include domestic and foreign travel. Foreign travel is travel outside of Canada, the United States and its territories and possessions. However, for an organization located outside Canada, the United States and its territories and possessions, foreign travel means travel outside that country. Foreign travel must be billed separately from domestic travel.
(8) Subcontract Costs — List subcontractor(s) by name and amount billed.
(9) Other — List all other direct costs in total unless exceeding $1,000 in amount. If over $1,000, list cost elements and dollar amounts separately. If the contract contains restrictions on any cost element, that cost element must be listed separately.
(l) Cost of Money (COM) — Cite the COM factor and base in effect during the time the cost was incurred and for which reimbursement is claimed.
(m) Indirect Costs--Overhead — Identify the cost base, indirect cost rate, and amount billed for each indirect cost category.
(n) Fixed-Fee Earned — Cite the formula or method of computation for the fixed-fee (if any). The fixed-fee must be claimed as provided for by the contract.
(o) Total Amounts Claimed — Insert the total amounts claimed for the current and cumulative periods.
(p) Adjustments — Include amounts conceded by the contractor, outstanding suspensions, and/or disapprovals subject to appeal.
(q) Grand Totals
The Contracting Officer may require the contractor to submit detailed support for costs claimed on one or more interim invoices/financing requests

Attachment 3

TARGETED/PLANNED ENROLLMENT TABLE

This report format should NOT be used for data collection study participants

Study Title:			
Total Planned Enrollment:			
TARGETED/PLANNED ENROLLMENT: Number of Subjects			
Ethnic Category	**Sex/Gender**		
	Females	**Males**	**Total**
Hispanic or Latino			
Not Hispanic or Latino			
Ethnic Category Total of All Subjects*			
Racial Categories			
American Indian/Alaska Native			
Asian			
Native Hawaiian or Other Pacific Islander			
Black or African American			
White			
Racial Categories: Total of All Subjects*			

*The "Ethnic Category Total of All Subjects" must be equal to the "Racial Categories Total of All Subjects."

Attachment 4

COMPANY SECURITY PLAN TEMPLATE

Prepared by:

Program Protection Office

Office of Biomedical Advanced Research and Development Authority

Preface

Intent; The intent of this document is to provide possible practices and procedures that entities may use to assist them in developing and implementing the written security plan required by the Office of Biomedical Advanced Research and Development Authority (BARDA). The ideas and suggestions provided in this document do not constitute or establish minimum standards but are provided as general guidance. Each security program will be assessed in its totality. This document was prepared as a reference guide and template to assist entities in the development of a site-specific security plan. Additionally, a BARDA Audit Checklist is provided at Appendix B.

A good security plan model could be to organize into the following sections: Physical Security, Personnel Security, Information Security, Security Awareness Training, Information Technology Security, and Transportation Security (shipping). For each section, we recommend that you provide a complete description of the relevant specific security measures you will use to reduce your vulnerabilities. You should also discuss personnel roles and responsibilities for implementing each measure. There is set formula for what an acceptable security plan looks like. Sometimes very simple changes in procedures can achieve the same result as a much more costly equipment-based solution.

A layered approach to security is recommended when designing an overall security strategy. Security protective measures developed in unison are more cost effective and successful. Each layer alone may be capable of stopping an incident but in combination, their security value is multiplied, creating a much stronger, formidable system. A potential terrorist, criminal, or unauthorized person who has to overcome multiple security layers in order to carry out an attack is more likely to be pre-empted, deterred, or to fail during the attempt.

General Outline of Security Plan Topics

I. Organization and Responsibilities

II. Site- Specific Risk Assessment

   a. Statement of Threats

      i. Industrial Espionage

      ii. Criminal

      iii. Terrorism

      iv. Natural Disasters

   b. Vulnerability + Consequence of Loss=Risk

III. Threat Levels

   a. Low – Protective Measures

   b. Medium – Protective Measures

   c. High – Protective Measures

IV. Physical Security

   a. General Description

   b. Access Control

      i. Perimeter

      ii. Internal

      iii. Badge Policy

         1. Permanent employees

         2. Visitors

         3. Others

   c. Parking Areas

   d. Security Lighting

   e. Other Building Features

   f. Signage

g. Designation of Restricted Areas

    i. Entry Points

    ii. Electronic Access Control

    iii. Electronic Intrusion Detection

    iv. Closed Circuit Television

    v. Other Control Measures

V. Personnel Security Program

a. General Description

b. Recruitment of New Employees

    i. Interview process

    ii. Background Checks

    iii. Suitability / Adjudication Guidelines

    iv. Non-Disclosure Agreements

    v. Rules of Behavior

    vi. Access Determination/Badge System

c. Temporary Employees

    i. Interview

    ii. Background Checks

    iii. Non-Disclosure Agreements

    iv. Access Determination/Badge System

d. Contractor Support

e. Termination

    i. Denial of Access

    ii. Post Employee Interview

    iii. Non-Disclosure Agreements

VI. Information Security

a. General Description

b. Identification of Sensitive Information

c. Physical Document Control

   i. Marking

   ii. Secure Storage

   iii. Destruction Policy

d. Information Technology Security

   i. General Description

   ii. Media Control

      1. Media Protection

      2. Sanitization and Disposal of Information

      3. Input/Output Controls

   iii. Equipment

      1. Workstations

      2. Laptops and Other Portable Computing Devices

   iv. Personally Owned Equipment and Software

   v. IT Disaster Recovery

      1. Backup Data.

      2. Store Backup Data

VII. Security Awareness Training and Reporting Requirements

a. Training

   i. New Employees

   ii. Annual

b. Security Reporting

   i. Reporting of Compromise

   ii. Reporting of Incidents

VIII. Transportation Security

I. Organization and Responsibilities – Provide an overview of key company personnel with security responsibilities. Include an organization chart, key personnel, contact numbers, and areas of expertise.

II. Site Specific Risk Assessment - Provide an assessment of the threat environment and discuss potential hazards that could undermine or hinder completion of the contract. Threats, such as terrorism, industrial espionage/sabotage, may appear to pose a minimal risk to company operations but the possibility of their occurrence and its impact on operations can not be ignored. Additionally, an all-hazards approach should be considered when developing a security strategy. Loss of power, severe weather, and other natural or manmade disasters can be mitigated by thoughtful security and contingency planning. With limited security dollars, each company will design the countermeasures to vulnerabilities to meet its primary security objectives while addressing identified risks.

III. Threat Levels – Institute a graduated Threat Advisory System to advise employees of potential increased threats and to implement a set of corresponding protective measures which would further reduce vulnerability and increase response capability during periods of heightened alert. Threat levels can be as simple as: Low; Medium; High; or something that corresponds with local, state, or federal government procedures. During periods of heightened alert, entities should consider the following no cost / low cost measures:

- Increase the visible security personnel presence wherever possible.
- Rearrange exterior vehicle barriers (if available) to alter traffic patterns near facilities.
- Institute a vehicle inspection program.
- Institute/increase vehicle, foot, and roving security patrols.
- Implement random security guard shift changes.
- Arrange for law enforcement vehicles to be parked randomly near entrances and exits.
- Approach all illegally parked vehicles in and around facilities, question drivers and direct them to move immediately, if owner cannot be identified, have vehicle towed by law enforcement.
- Report any suspicious activity immediately to law enforcement.
- Limit the number of access points and strictly enforce access control procedures.
- Implement stringent identification procedures to include conducting 100% "hands on" checks of security badges for all personnel, if badges are required.
- Remind personnel to properly display badges, if applicable, and enforce visibility.
- Require two forms of photo identification for all visitors.
- X-ray packages and inspect handbags and briefcases at entry if possible.
- Validate vendor lists for all routine deliveries and repair services.

IV. Personnel Security – Provide a detailed description of your Personnel Security Program that includes hiring practices, determination of suitability for employment, termination for cause processes, and individual training goals. Personnel Security focuses on verifying the identity and credentials of a candidate and assessing their trustworthiness based on past behavior. Examples of Personnel Security measures include:

- Conduct national and local criminal history check;
- Confirm past employment (five years);
- Verify education;
- Perform reference checks;
- Perform credit check;
- Confirm Citizenship and Social Security number;
- Conduct drug and alcohol testing;
- Sign non-disclosures agreements.

Entities should also provide a description of methods and practices used to determine suitability for employment. Suitability refers to identifiable character traits and conduct sufficient to decide whether an individual is likely or not

likely to be able to carry out the duties of a job with appropriate integrity, efficiency, and effectiveness. When adjudicating suitability, the process should carefully weigh reliable information about the person, past and present, favorable and unfavorable, before reaching a final determination. Consideration should also be given to the following when evaluating a potential employee's suitability:

- Nature, extent and seriousness of the conduct
- Circumstances surrounding the conduct, to include knowledgeable participation
- Frequency of the conduct
- Individual's age and maturity at the time of the conduct
- Extent to which participation was voluntary
- Presence or absence of rehabilitation and other permanent behavioral changes
- Motivation for the conduct
- Potential for pressure, coercion, exploitation, or duress
- Likelihood of continuation or recurrence.

V. Physical Security – Provide a detailed description of your Physical Security Program designed to prevent or deter attackers from accessing a facility, resource, or information. Physical Security program uses a coordinated approach using obstacles, barriers, equipment, and policies to limit access to company property to only those with a need.

a. Obstacles and barriers provide the ability to prevent, discourage, or delay entry into the protected space at its outer boundaries. Some examples of physical security techniques (in escalating order) include:

- Install a fence around the site;
- Fenced sites should have a "clear zone" inside and outside the fence for unobstructed observation;
- Fenced-in sites should have the capability to have locked, secure gates;
- Installation of a security alarm system;
- Sufficient lighting in and around the site;
- Random checks of lighting and fencing in and around the site;
- Increase testing the security alarm systems;
- Increase testing the site alarm system with local law enforcement; and
- Locking hardware for gates should be case-hardened chain and high-security padlocks;
- Employ additional portable lighting in and around the site for critical assets, and
- Employ obstacles or barriers in addition to standard fencing. Examples would be using concertina or razor wire to provide a double fence, or placing Jersey barriers to restrict vehicular traffic. While the concertina wire or Jersey barriers would have to already be on site, they can be put in place very quickly.

b. Badge System - An access badge system is an effective method to control entry to the company facilities, offices, and restricted areas other places that have access controlled entry points. Entry points may be doors, turnstiles, parking gates or other controlled entry points. Access badges use various technologies to identify the holder of the badge to the access control system. The most common technologies are magnetic stripe, proximity, barcode, smart cards and various biometric devices. The access badge contains information in digital form that is decoded by a card reader. The information is transmitted to the access control system. The access control system is a computer running access control software that makes access control decisions based on information about the holder of the access badge. If the credential has the proper privilege the access control system unlocks the controlled access point. Simultaneously, information about the transaction is stored in the access control system for later retrieval. Reports can be generated that will reveal who entered what portal at what time. Considerations for a badge system include:

- Establish a control and custody process for the identification badge program;
- Enforce display of badge for employees while at work and for visitors;

- Require photo identification badges for permanent employees and long term visitors;
- Limit site access to one entrance and exit for visitors;

c. Intrusion Detection - Use of alarms, lightning, and locks provide enhanced security for protected space and improve the reliability of traditional physical security tactics, such as employee training, guards, and fencing. Each improvement is designed to restrict access to authorized personnel. Additional security measures that directly enhance the physical protection of property include:

- Training for employees to recognize unauthorized people inside the facility;
- Institute periodic roving patrols of the facility perimeter by guard force;
- Install a property alarm system;
- Integrate alarm systems with security force and regularly exercise and check for reliability;
- Tie site alarm system into local law-enforcement department;
- Have a video camera monitor areas not under direct observation;
- Employ explosive detection devices; and
- Use metal detectors/x-ray machines to screen personnel, visitors, and bags.

d. Personnel Protection – Unfortunately, the threat of violence in the workplace is a variable which you may choose to address as part of your security plan. The first step in protecting the work force from physical threats is educating the individual to recognize threatening situations. This must also be supported by systems and infrastructure that provide the capability for a proper response. Robust communications, particularly the ability to communicate as well as function under duress, are an essential consideration. The response capability should be described in terms of timing, capability, and quantity. Any response that can disrupt or otherwise degrade a potential attack scenario, without placing additional people at risk or otherwise raising the potential target value, may be considered as a security measure. For example:

- Determine if the organization has personnel deemed as critical and more likely to be targeted, if so, establish procedures for the protection of personnel deemed critical;
- Identify and assess potential safe havens within buildings to use in emergencies (safe havens are areas that are more survivable than other areas in buildings-basements, hallways, inner rooms, or stairwells-and that generally offer a significant barrier to an intruder);
- Inform employees about buildings that contain safe havens;
- Have an emergency evacuation plan;
- Ensure the emergency evacuation plan has escape routes, emergency lighting, and exits; and
- Establish emergency lockdown/shelter-in-place procedures, then;
    - Conduct drills moving employees to designated safe havens; and
    - Periodically run drills to test the emergency evacuation plan;
    - Establish procedures for retaining essential employees on site.

VI. Information Security – Provide a detailed description of your Information Security Program designed to protect information systems against unauthorized access to or modification of information, whether in storage, processing or transit, and against the denial of service to authorized users or the provision of service to unauthorized users, including those measures necessary to detect, document, and counter such threats. This program should address physical and electronic media.

a. Identifying, physically marking, and then protecting sensitive program information are the lynchpins of an effective information security program. BARDA contracts are unclassified but information within the program can be designated as proprietary, company confidential, Critical Infrastructure Program information, sensitive but unclassified, and other handling designations. By identifying sensitive information and using appropriate markings warns and informs the recipient of the degree of protection required. Examples of information security for the protection of physical media include:

- Identify information that should be considered sensitive (proposed listing at Appendix A)
- Institute security training program on the marking, handling, dissemination, and destruction of physical and electronic media containing sensitive information.
- Develop a destruction policy using approved methods (burning or shredding)
- Establish destruction or turn-in policies for computer equipment.

b. The use of systems can enhance security and allows for the rapid dissemination of information. However, these systems must be secure or protected to prevent intrusion. Once again, some security measures are listed below. Develop one or more primary objectives and then use the measures below, or others you think of, to satisfy each primary objective. Examples of IT Systems security techniques include:

- Install a computer-intrusion-detection system;
- Monitor Internet activity in your organization;
- Periodically test back-up power for communication systems;
- Hire consultants to attempt to penetrate your system and/or assess your vulnerability to outside hackers;
- Do not disseminate sensitive program information over the unsecured internet connection;
- Develop policies limiting downloading capabilities from company computer systems; and
- Identify specific sanitized laptops for use by company personnel on travel.

VII. Security Awareness Program – Describe in detail your Security Awareness Program which educates your personnel of company security policies and the need to protect the physical and, especially, information assets of your company. An effective Security Awareness Program gains the trust of its personnel and continually re-enforces practical security responsibilities throughout the service of each employee. Examples of security awareness programs include:

- Security education training as part of new employee indoctrination;
- Post reminders in the work place that includes Security points of contact for questions and to report violations;
- Annual security education training, highlighting the need for continued vigilance and improvements made in the company security strategies and policies;
- Host outside guest speakers to discuss the importance of security, threats, and personal protection;
- Conduct after hour inspections to ensure compliance with company policies;
- Provide incentives for recognized excellence in security awareness.

VIII. Transportation Security - Describe in detail your Transportation Security Program which protects materials while in transit from theft, destruction, manipulation, or damage.

a. A vehicle or shipment in transit represents not just a moving target, but a critical space in constant exposure to an uncontrolled environment harboring a diversity of threats. When defining primary objectives, it is important to remember that the cargo is the prime source of consequential damage. Security measures that do not, in some way, link directly to the covered materials, but just the vehicle, may be of limited value. Examples of transportation security considerations include:

- Plan for primary (phone/cell phone), secondary (radio), and tertiary (satellite tracking) means of communications;
- Install by-pass and shutdown mechanisms;
- Install panic-button option in vehicles;
- Install theft-protection devices to disable fuel, hydraulics, and/or electrical systems;
- Seal trailers/containers;
- Driver should always have a communication device readily available
- Institute a two-person rule

- Inspect cargo manifest and match with cargo;
- See that all tractor/trailer access panels/doors are locked and seals remain intact/undamaged;
- Implement a search plan for tractors and trailers on the site;
- Routinely check truck transits to ensure routing plan is on file prior to departure
- Coordinate routes with law enforcement authorities
- Devise an Incident Management Plan
- Arrange with consignee to notify shipper and carrier if the cargo does not reach its destination, and
- Purchase all other necessary technology devices to be installed.

b. Tracking Systems - satellite systems and other technologies are excellent examples of graduated security capabilities. The frequency of location and status checks can be varied with alert levels and tailored to specific materials, reflecting the threat environment and potential consequences.

c. Cargo Status and Seals - Cargo seals, tamper-proof locks, and other technology may be utilized. Some cargo seals are designed to show signs of physical tampering, while others are electronic and can provide wireless notification if breached by an unauthorized individual. However, a basic locking system may be all that is necessary to deter theft. Of course, seals are not appropriate in all circumstances. For example, it would be counterproductive to use seals for bulk shipments which require multiple pickups or drops (unloading). Check paperwork to ensure it is complete and accurate;

APPENDIX A

Critical Program Information

The term Critical Program Information (CPI) is a term used to describe the critical aspects of the BARDA operation that, if known by an adversary, could compromise, lead to failure, or limit the success of the BARDA programs and operations. CPI is information that must be marked protected as sensitive, stored appropriately, disseminated to personnel with a demonstrated need to know, and destroyed when no longer needed.

1. Key program personnel (Program wide)

    a. Duties
    b. Travel Itinerary (International)

2. Product Development

    a. Production Sites

    - Security Vulnerabilities
        - Personnel
        - Physical
        - IT
        - Response weaknesses
    - On site Storage
        - Locations
    - Shipping data
        - Route of Travel
        - Security
        - Arrival location
    - Information Technology Vulnerabilities

    b. BARDA Requirements

    - Amount requested
    - Amount provided
    - Product limitations
    - Future requirements

    c. Shipments

    - Date of shipment
    - Courier
    - Route of Travel
    - Security Provided
    - Unique needs (signature) of shipment

3. BARDA Intentions/Goals/Objectives

    a. Correspondence, that reveals:

    - Intentions for future course of action

- Emerging threats
- Program weaknesses

- Proprietary information
- Strategic National Stockpile data, such as:
  - Locations
  - Security Vulnerabilities
  - Shortages
  - Movement

b. Agreements with International partners

Attachment 5

REPORT OF GOVERNMENT OWNED, CONTRACTOR HELD PROPERTY

CONTRACTOR:	CONTRACT NUMBER
ADDRESS	REPORT DATE:
	FISCAL YEAR:

CLASSIFICATION	BEGINNING OF PERIOD		ADJUSTMENTS			END OF PERIOD	
	#ITEMS	VALUE	GFP ADDED	CAP ADDED	DELETIONS	#ITEMS	VALUE
LAND>=$25K							
LAND<$25K							
OTHER REAL>=$25K							
OTHER REAL<$25K							
PROPERTY UNDER CONST>=$25K							
PROPERTY UNDER CONST<$25K							
PLANT EQUIP>=$25K							
PLANT EQUIP<$25K							
SPECIAL TOOLING >= $25K							
SPECIAL TOOLING<$25K							
SPECIAL TEST EQUIP>=$25K							
SPECIAL TEST EQUIP<$25K							
AGENCY PECULIAR>=$25K							
AGENCY PECULIAR<$25K							
MATERIAL>=$25K (CUMULATIVE)							
PROPERTY UNDER MFR>=$25K							
PROPERTY UNDER MFR<$25K							

SIGNED BY:	DATE SIGNED:
(SIGNATURE) ______________________________	______________________
(NAME PRINTED)______________________________	
(TITLE) ______________________________	(TELEPHONE) ______________

Section 1
Statement of Work

Independently and not as an agent of the Government, the Contractor shall be required to furnish all the necessary services, qualified personnel, material, equipment, and facilities, not otherwise provided by the Government, as needed to perform the Statement of Work submitted in response to this Broad Agency Announcement (BAA) BARDA 08-08.

The Government reserves the right to modify the milestones, progress, schedule, budget, or product to add or delete products, process, or schedule as need may arise. Because of the nature of this (R&D) contract and complexities inherent in this and prior programs, at designated milestones the government will evaluate whether work should be redirected, removed, or whether schedule or budget adjustments should be made. In any event, the Government reserves the right to change product, process, schedule, or event to add or delete part or all of these elements as the need arises.

Specifically, the Contractor shall for the BASE CONTRACT:

1.1 The contractor shall perform **Non-Clinical** experiments, as detailed below, to (1) optimized the CBLB502 dose that most effectively (a) rescues the hematopoietic components from ARS and (b) increases survival when administered greater than 24 hours post-exposure and (3) perform additional experiments to gain a greater understanding of Protectan CBLB502 has on the immune system of irradiated animals.

1.1.1 The contractor shall perform non-human primate Dose Optimization studies of CBLB502. All the non-human primate experiments will be performed by Frontiers BioSciences.

1.1.1.1 The contractor shall perform non-human primate dose optimization with animals exposed to 5 Gy total body irradiation and CBLB502 administered 25 hours post-exposure.

1.1.1.1.1 The contractor shall perform the necessary pre-study requirements, consisting of animal purchase, quarantine to assess per-study animal health and suitability for use in experimental protocol. Baseline blood values will be obtained during this pre-study period.

1.1.1.1.2 The contractor shall perform the designed study to evaluate the benefits of administrating CBLB502 25 hours post-exposure on the hematopoietic components in non-human primates. Analysis will include neutrophil counts, platelet counts, circulating cytokine evaluation (at CBL), and CBLB502 PK measurements. Following study termination, gross pathology, histopathology and bone marrow samples will be evaluated

1.1.1.1.3 The contractor shall prepare a final report describing the results of the Dose Optimization studies performed at 5 Gy exposure. The study is scheduled to take a total of 128 days between 11/15/08 and 5/12/09.

1.1.1.2 The contractor shall perform Dose Optimization survival studies in non-human primates exposed to 6.5 Gy total body irradiation when CBLB502 is administered 25 hours post-exposure. Six total groups of animals will be used to optimize the dose of CBLB502 in the absence of supportive care. This experiment will also directly compare two groups of animals, one receiving supportive care at the level of antibiotic injects 25 hours post-exposure and the second group receiving both antibiotics and CBLB502.

1.1.1.2.1 The contractor shall perform the necessary pre-study requirements, consisting of animal purchase, quarantine to assess per-study animal health and suitability for use in experimental protocol. Baseline blood values will be obtained during this pre-study period.

1.1.1.2.2 The contractor shall perform the designed survival study in non-human primates exposed to 6.5 Gy total body irradiation with CBLB502 administered 25 hours post-exposure. Survival will be followed for at least 60 days. In addition to survival, total CBC analysis will be performed. Following study termination, gross pathology, histopathology and bone marrow samples will be evaluated.

1.1.1.2.3 The contractor shall prepare a final report describing the results of the Dose Optimization study performed at 6.5 Gy of total body irradiation in non-human primates. The study is scheduled to take a total of 128 days between 2/18/09 and 8/14/09.

1.1.1.3 The contractor shall perform Dose Optimization studies in non-human primates exposed to 7.5 Gy total body irradiation.

1.1.1.3.1 The contractor shall perform the necessary pre-study requirements, consisting of animal purchase, quarantine to assess per-study animal health and suitability for use in experimental protocol. Baseline blood values will be obtained during this pre-study period.

1.1.1.3.2 The contractor shall perform the designed survival study in non-human primates exposed to 7.5 Gy total body irradiation with CBLB502 administered 25 hours post-exposure. Survival will be followed for at least 60 days. In addition to survival, total CBC analysis will be performed.. Following study termination, gross pathology, histopathology and bone marrow samples will be evaluated.

1.1.1.3.3 The contractor shall prepare a final report describing the results of the Dose Optimization study performed at 7.5 Gy of total body irradiation in non-human primates. The study is scheduled to take 125 days between 3/25/09 and 9/15/09.

Completion of the final 7.5 Gy survival experiment and the demonstration that CBLB502 can increase survival when administered greater than 25 hours post-exposure would be a milestone event.

1.1.2 The contractor shall perform experiments to determine the influence of CBLB502 on NHP hematopoietic and immune systems. The NHP experiments will be performed at Frontier BioSciences.

1.1.2.1 The contractor shall perform experiments to evaluate HP progenitors in the bone marrow of NHPs after irradiation with 5 Gy and mitigation with CBLB502. The hematopoietic potential of bone marrow collected from irradiated monkeys in CBLB502-treated and vehicle treated groups (collected in the 1.1.2.3.1-3 and 1.1.3.2-3). Hematopoietic potential of BM-derived mononuclear cells (MNCs) will be evaluated by colony forming assays. The resulting numbers of colonies for all major hematopoietic lineages will be compared between vehicle and CBLB502 groups at all studied time points. This task is scheduled to take 50 days between 6/2/09 and 8/10/09.

1.1.2.2 The contractor shall perform experiments to evaluate T-cell dependent humoral responses of irradiated and CBLB502 treated NHPs after 5Gy TBI. We will test the capacity of irradiated (CBLB502-rescued as compared to control) NHPs to generate T-cell dependent humoral responses to tetanus toxoid (TT). On Day 1, (immediately after completion on Day 60 of 1.1.2.3.1), 5 Lf units of tetanus toxoid (TT) will be injected intramuscularly in 0.5 ml volume. Blood samples will be collected and analyzed for their response to the TT. The study is scheduled to take a total of 54 days between 2/18/09 and 5/4/09.

1.1.2.3 The contractor shall perform experiments to evaluate T-cell dependent humoral responses of irradiated and CBLB502 treated NHPs after 6.5Gy TBI. NHPs for this experiment will be recruited from animals participating in dose response branch of Experiment 2 (6.5 Gy TBI followed by CBLB502 or vehicle treatment 25 hours later, 1.1.2.3.2) immediately after its completion. We will test the capacity of irradiated (CBLB502-rescued as compared to control) NHPs to generate T-cell dependent humoral responses to tetanus toxoid (TT). On Day 1, (immediately after completion on Day 60 of 1.1.2.3.1), 5 Lf units of tetanus toxoid (TT) will be injected intramuscularly in 0.5 ml volume. Blood samples will be collected and analyzed for their response to the TT. This study is scheduled to take 55 days between 5/25/09 and 8/7/09.

1.1.2.4 Measurement of total immunoglobulin levels in NHP serum. This task is scheduled to take 21 days from 6/2/09 to 6/30/09.

1.1.3 The contractor shall perform experiments to determine the effects of CBLB502 on recovery of cellularity and basic structure of hematopoietic and lymphoid organs in mice. Our experiments in an NHP model provide us with an opportunity to evaluate pharmacological activity of CBLB502 in an organism with physiology closely related to that of humans. However, we can perform only a limited evaluation of structural and functional rescue of HP/immune system by CBLB502 in primates. Mouse model systems functional analysis of HP and lymphoid organs. All the subsequent mice experiments will be performed in-house at CBLI facilities.

1.1.3.1 The contractor shall analyze the influence of CBLB502 on the integrity of the hematopoietic/immune system in irradiated mice. Specific pathogen-free mice will be purchased an acclimated and monitored for 1 week prior to irradiation and injection. At the specified times before or after irradiation, all groups will be injected i.m. with vehicle or CBLB502 solution. Sets of 4 male and 4 female mice from each treatment group will be euthanized for analysis at each scheduled time point. Bone marrow, peripheral blood, spleens, thymuses and lymph nodes will be isolated. Analyses will include FACS analysis, histopathological analysis, immunohistochemistry and colony forming assays. The data will be analyzed and present a composite picture of the influence of CBLB502's

effects on the immune system of irradiated mice. The task is scheduled to take 67 days between 12//1/08 and 3/3/09.

1.1.3.2 The contractor shall determine the effects of CBLB502 treatment on functional recovery of the immune system. With the anticipation that T- and/or B-cell immune recovery is accelerated after TBI in CBLB502- treated mice, assays will be performed to probe immune competency. Acclimatization of the mice will be done as described above in 1.1.4.1. A single post-exposure time point, based on 1.1.4.1 will be used.

1.1.3.3 The contractor shall determine the effects of CBLB502 administration on total immunoglobulin levels in NHP serum. At the indicated times following CBLB502 administration, mice will be immunized with either TT or Listeria monocytogenes. The immune response to these antigens will be followed, measured and documented. This task is schedule to take 50 days between 13/4/09 and 5/12/09.

1.2 The contractor shall perform the necessary process optimization of CBLB502. All of these tasks will take place at the facilities of our subcontractor SynCo BioPartners.

1.2.1 The contractor shall oversee the development phase of the final process for CBLB502 production. The production process will be optimized as agreed upon by CBLI and SynCo representatives. Following process optimization, 3 integration runs will be produced. CBLI and SynCo representatives will agreed upon GMP specifications following successful integration runs. The GMP specifications will be detailed in a report. These tasks are schedule for 115 days between 11/3/08 and 4/9/09.

1.4 CONTRACT OPTION 1:

1.4.1 Facilitation of bone marrow transplantation efficacy in rescue of irradiated mice by CBLB502 treatment.

1.4.1.1 The contractor shall set-up a bone marrow transplant model in FVB/NJ mice. Mice will be irradiated with three different lethal doses of TBI, administered CBLB502 at the indicated time pints post-exposure and survival followed bone-marrow transplantation. Survival will be followed with the goal of this experiment to establish the regimens of TBI and BMT treatment at which (1) only partial survival (preferably around 10-30%) is observed; and (2) CBLB502 injection alone does not afford survival or affords it only partially. This information will be used to design Experiment 1.4.1.2 These tasks are schedule to take 54 days between 9/16/09 and 11/30/09.

1.4.1.2 The contractor shall perform experiments to determine the influence of CBLB502 on the efficacy of bone marrow transplantation in irradiated mice. Optimal conditions for this experiment will be determined from the outcome of 1.4.1.1. Following bone marrow transplantation as described in 1.4.1.1, the immune system of surviving mice will be tested for competency by (i) FACS analysis; (ii) histopathology and immunohistochemistry; (iii) colony forming assays; (iv) total immunoglobulin levels; (v)T-cell dependent B-cell response and (vi) the ability to fight off infection from *Listeria monocytogenes.* These tasks are schedule to take 120 days between 12/1/09 and 5/17/09.

1.4.2. The contractor shall perform the necessary stability studies and Process validation.

1.4.2.1 The contractor shall oversee GMP Manufacturing of CBLB502 by SynCo BioPartners. CBLI and SynCo representatives shall prepare GMP documentation and prepare for manufacturing. The two sets of representatives will agree upon the GMP procedures to be used and prepare the appropriate manufacturing suite at SynCo. An enegineering batch of 1000L will be prepared followed by a GMP batch of 1000L. The API products will undergo quality control and quality assurance testing with this culminating in the release of the GMP batch. These tasks are scheduled for 132 days between 9/17/09 and 3/19/10.

1.4.2.2 The contractor shall participate in process validation with our subcontractor SynCo BioPartners. These tasks will include risk based planning of small-scale validation studies, preparation of validation study documentation and finally the small scale validation studies. These tasks are schedule for 160 days between 3/22/10 and 10/29/10.

CONTRACT OPTION 2:

1.4.3 The contractor shall perform stability studies of the GMP material. Freshly prepared, GMP grade CBLB502 will be assayed for baseline measurements. Aliquots of this CMP batch will be removed and assayed over an 18-month period. Aliquots will be removed at 1, 2,3,6, 9,12, and 18-month time points for activity determination. These tasks are scheduled for 389 days between 3/22/10 and 9/15/11.

1.5 The contractor shall conduct Phase II (extended safety) Clinical Trials as per the guidelines set forth by the FDA in the pre-IND meeting of April 10th, 2007. The Phase II Clinical Trials will take place at 4 sites, Quintiles, Comprehensive Phase One and SNBL. Quintiles will manage the entire 600 subject trial at all 4 sites.

CONTRACT OPTION 3:

1.5.1 The contractor shall submit all necessary regulatory documents to BARDA and the FDA for approval. The protocol will first be submitted to BARDA, their concerns incorporated into the protocol and then submitted for FDA approval. The contractor shall oversee the Phase II planning and initiation. The FDA/BARDA approved protocol will be submitted to the subcontractor and all clinical trial sites for review. This set of tasks is schedule for 86 days between 9/16/09 and 1/13/10.

CONTRACT OPTION 4:

1.5.2 The contractor shall Plan and Initiate the Phase II Trial. The Final protocol will be submitted to all sites. Following any last-minute negotiations based on the Final protocol, there will be a kick-off meeting between all sites. A Informed Consent Form will be developed and approved by all parties. The Final protocol, Informed Consent Forms and IDB will be submitted to the local IRBs for approval. Upon approval, CBL will conduct pre-study qualification visits. Trial master files will be set-up at all sites and all essential documents collected. The development of database and screens into a final approved screen and database will proceed the staff training sessions at each site. All sites and CBLI will develop monitoring, data management plan and statistical analysis plans that will all be finalized before the initiation of subject enrollment. This series of tasks is scheduled for 102 days between 12/11/09 and 5/3/10.

1.5.3 The contractor shall oversee Conducting the Phase II Clinical Trial on healthy volunteer subjects. The contractor shall ship the drug to all sites. The contractor shall perform initiation site visits and initial screening of potential subjects. The contractor shall enroll the first subject and initiate the Clinical Trial. The contractor shall perform ongoing clinical monitoring, data collection, entry and cleaning. The contractor shall oversee ongoing pharmacovigilance, SAE reporting, coding, drug accountability and project management. The contractor shall oversee the last subject out followed by closeout monitoring and quality assurance visits of all sites. This task is schedule for 225 days between 5/4/10 and 3/14/11.

1.5.4 The contractor shall oversee and be responsible for drafting and finalizing the Phase II Clinical Trial reports and submit the Final Report to both BARDA and the FDA. The contractor shall oversee analysis of the PK/PD data and the integrity of all Figures, Lists and Graphs. The contractor and subcontractor shall have a data review meeting followed by a database hard-lock. The contractor shall perform a database audit and review the Draft report prepared by the subcontractor. The contractor shall be responsible for the integrity of the Final Report and with its subcontractor publish an integrated report for submission to the FDA. These tasks are scheduled for 130 days between 3/14/11 and 9/9/11.